Exhibit 4.1

FERRELLGAS, L.P.
FERRELLGAS FINANCE CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

6.75% SENIOR NOTES DUE 2023

INDENTURE

Dated as of June 8, 2015

U.S. BANK NATIONAL ASSOCIATION

As Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06, 7.07
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03, 12.02, 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05, 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*  This Cross Reference Table is not part of the Indenture.

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EXHIBITS

Exhibit A                                             FORM OF NOTE

Exhibit B                                             FORM OF CERTIFICATE OF TRANSFER

Exhibit C                                             FORM OF CERTIFICATE OF EXCHANGE

Exhibit D                                             FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E                                              FORM OF SUPPLEMENTAL INDENTURE

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This INDENTURE dated as of June 8, 2015 among Ferrellgas, L.P., a Delaware limited liability partnership (referred to herein as the “Company”), Ferrellgas Finance Corp., a Delaware corporation (referred to herein as “Finance Corp.,” and together with the Company, the “Issuers”), the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.75% Senior Notes due 2023 (the “Notes”):

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.                                      Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Accounts Receivable Securitization” means a financing arrangement involving the transfer or sale of accounts receivable of the Company and its Restricted Subsidiaries in the ordinary course of business through one or more SPEs, the terms of which arrangement do not impose (a) any recourse or repurchase obligations upon the Company and its Restricted Subsidiaries or any Affiliate of the Company and its Restricted Subsidiaries (other than any such SPE) except to the extent of the breach of a representation or warranty by the Company and its Restricted Subsidiaries in connection therewith or (b) any negative pledge or Lien on any accounts receivable not actually transferred to any such SPE in connection with such arrangement.

“Additional Notes” means additional Notes (other than the Initial Notes and the Exchange Notes) issued from time to time under this Indenture in accordance with Sections 2.02, 2.14 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of, or for beneficial interests in, any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“as determined in good faith by the Company” means a determination made in good faith by the board of directors of the General Partner or any Officer of the General Partner or the Company involved in or otherwise familiar with the transaction for which such determination is being made, any such determination being conclusive for all purposes under this Indenture.

“Asset Acquisition” means the following (in all cases, including assets acquired through a Flow-Through Acquisition):

(1)                                 an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which the Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company;

(2)                                 the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person, other than a Restricted Subsidiary of the Company, which constitute all or substantially all of the assets of such Person; or

(3)                                 the acquisition by the Company or any Restricted Subsidiary of the Company of any division or line of business of any Person, other than a Restricted Subsidiary of the Company.

“Asset Sale” means either of the following, whether in a single transaction or a series of related transactions:

(1)                                 the sale, lease, conveyance or other disposition of any assets other than (a) sales, leases or transfers or other dispositions of assets in the ordinary course of business (including but not limited to the sales of inventory in the ordinary course of business), and (b) sales of accounts receivable under any Accounts Receivable Securitization; or

(2)                                 the issuance or sale of Capital Stock of any direct Subsidiary.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)                                 any sale, issuance, lease, transfer or other disposition of assets or Capital Stock by the Company or any of its Restricted Subsidiaries to the Issuers or a Restricted Subsidiary;

(2)                                 any sale, transfer or other disposition of assets or Capital Stock by the Company or any of its Restricted Subsidiaries to any entity in exchange for other assets used in a related business and/or cash (provided, that such cash portion is at least 75% of the difference between the value of the assets being transferred and the value of the assets being received) and having a Fair Market Value, as determined in good faith by the Company, reasonably equivalent to the Fair Market Value of the assets so transferred;

(3)                                 any sale, lease, transfer or other disposition of assets in accordance with Permitted Investments;

(4)                                 the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company will be governed by Section 4.14 hereof and/or Section 5.01 hereof and not Section 4.10 hereof;

(5)                                 the transfer or disposition of assets that are permitted Restricted Payments;

(6)                                 any sale, lease or transfer of assets pursuant to a sale and leaseback transaction, provided that the Fair Market Value of all assets so sold, leased or transferred shall not exceed $25 million from and after the Issue Date;

(7)                                 any single transaction or series of related transactions not otherwise covered which does not generate proceeds in excess of $10 million;

(8)                                 sales or transfers of accounts receivable under an Accounts Receivable Securitization;

(9)                                 the creation or perfection of a Lien that is not prohibited by Section 4.12;

(10)                          solely for purposes of the Fair Market Value and 75% cash consideration tests under Section 4.10, dispositions resulting from the enforcement of Permitted Liens;

(11)                          surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)                          the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(13)                          any sale, transfer or other disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(14)                          any sale, transfer or other disposition of cash or Cash Equivalents or other financial instruments in the ordinary course of business.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided, that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided further, that any net cash or Cash Equivalents received must be applied in accordance with Sections 3.09 and 4.10 if then in effect as if the Asset Swap were an Asset Sale.

“Available Cash” as to any quarter means:

(1)                                 the sum of:

(a)                                 all cash receipts of the Company during such quarter from all sources (including, without limitation, distributions of cash received from Subsidiaries of the Company, cash proceeds from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions, and borrowings made under the Credit Facilities); and

(b)                                 any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

(2)                                 less the sum of:

(a)                                 all cash disbursements of the Company during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of the Company, capital expenditures, contributions, if any, to a Subsidiary and cash distributions to partners of the Company (but only to the extent that such cash distributions to partners exceed Available Cash for the immediately preceding quarter); and

(b)                                 any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of the Company (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of the Company in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company is a party or by which it is bound or its assets are subject;

(3)                                 plus the lesser of (a) an amount as calculated in accordance with clauses (1) and (2) above for the Company or its Restricted Subsidiaries for the first 45 days of the quarter during which such Restricted Payment is made (rather than the quarter for which clauses (1) and (2) were calculated) and (b) an amount of working capital Indebtedness that the Company or its Restricted Subsidiaries could have incurred on or before the 45th day after the last day of the quarter used to calculate clauses (1) and (2) above;

provided, however, that Available Cash attributable to any Restricted Subsidiary of the Company will be excluded to the extent dividends or distributions of Available Cash by the Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

Notwithstanding the foregoing, (x) disbursements (including, without limitation, contributions to a Subsidiary or disbursements on behalf of a Subsidiary) made or reserves established, increased or reduced after the end of any quarter but on or before the date on which any Restricted Payment requiring a determination of Available Cash for such quarter is made shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, with respect to such quarter if the General Partner so determines, and (y) “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of the Company. Taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of the Company that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all partners) may be considered to be cash disbursements of the Company which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “Person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “Person” will be deemed to have beneficial ownership of all securities that such “Person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation;

(2)                                 with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Bridger Logistics Acquisition” means (i) the acquisition by Ferrellgas Partners of all of the issued and outstanding membership interests in Bridger Logistics, LLC as provided for in the Bridger Acquisition Agreement (including the substantially contemporaneous distribution or other transfer of the net proceeds from the original sale of the Notes and other sums from the Company to Ferrellgas Partners to be utilized by Ferrellgas Partners for consummation of the acquisition) and (ii) the substantially contemporaneous contribution of such membership interests by Ferrellgas Partners to the Company.

“Bridger Logistics Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of May 29, 2015, by and among the Company, Ferrellgas Partners and Bridger, LLC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms or in a manner not materially adverse to the Holders as determined in good faith by the Company.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means of any Person any capital stock, company interest, partnership interest, membership interest, or equity interest of any kind, but excluding from all of the foregoing any debt securities exercisable for, exchangeable for or convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock..

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 U.S. Government Securities having maturities of not more than one year from the date of acquisition;

(3)                                 marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of ‘‘A’’ or better from either S&P or Moody’s;

(4)                                 certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender under the Credit Agreement or with any U.S. commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of “B” or better;

(5)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(7)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means

(1)                                 the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company to any entity other than to a Related Party;

(2)                                 the liquidation or dissolution of the Company or the General Partner, or a successor to the General Partner; or

(3)                                 any transaction or series of transactions that results in a Person other than a Related Party Beneficially Owning in the aggregate, directly or indirectly, more than 50% of the voting stock of the General Partner or a successor to the General Partner.

“Company” means Ferrellgas, L.P., a Delaware limited partnership, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to the Company and its Restricted Subsidiaries, for any period, the sum of, without duplication, the amounts for the period, taken as single accounting, of:

(1)                                 Consolidated Net Income;

(2)                                 Consolidated Non-Cash Charges;

(3)                                 Consolidated Interest Expense; and

(4)                                 Consolidated Income Tax Expense.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to the Company and its Restricted Subsidiaries, the ratio of (y) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Person for the four full fiscal quarters immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”), to (z) the aggregate amount of Consolidated Fixed Charges of the Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of the calculation to, without duplication:

(1)                                 the incurrence or repayment of any Indebtedness, excluding the incurrence of revolving credit borrowings and repayments of revolving credit borrowings (other than the incurrence and repayment of any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of the Company or any of its Restricted Subsidiaries and, in the case of any incurrence of revolving credit borrowings, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period;

(2)                                 any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of the Company or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Indebtedness) occurring, or other dispositions or acquisitions or Investments made, or contributions received, including through mergers, consolidations or otherwise, during the Reference Period, as if the Asset Sale, Asset Acquisition, disposition, acquisition, Investment or contribution occurred on the first day of the Reference Period; provided, however, that:

(a)                                 Consolidated Fixed Charges will be reduced by amounts attributable to businesses or assets that are so disposed of only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the Transaction Date; and

(b)                                 Consolidated Cash Flow Available for Fixed Charges shall not include the impact of any non-recurring cash charges incurred in connection with a restructuring, reorganization or other similar transaction, as determined in good faith by the Company;

(3)                                 any Person that is to be a Restricted Subsidiary of the specified Person immediately following the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the Reference Period;

(4)                                 any Person that is not to be a Restricted Subsidiary of the specified Person immediately following the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during the Reference Period;

(5)                                 interest income reasonably anticipated by such Person to be received during the Reference Period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Transaction Date or will exist as a result of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, will be included; and

(6)                                 if, since the beginning of the Reference Period, any Person (that subsequently became a Restricted Subsidiary or was merged or consolidated with or into such Person or any of its Restricted Subsidiaries since the beginning of such Reference Period) disposed of any operations or businesses or Investments (or ownership interests therein) or made any acquisition or Investment or received any contribution that would have required an adjustment pursuant to clause (1) or (2) above if made by such Person or any of its Restricted Subsidiaries during such Reference Period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such disposition or acquisition, contribution or Investment had occurred on the first day of such Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company, which determination shall be conclusive for all purposes under this Indenture; provided that such Officer may in such Officer’s discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow Available for Fixed Charges or Consolidated Fixed Charges, including any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the 12 months immediately following the Transaction Date (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto).

Furthermore, subject to the following paragraph, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1)                                 interest on outstanding Indebtedness, other than Indebtedness referred to in clause (2) below, determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

(2)                                 only actual interest payments associated with Indebtedness incurred in accordance with clause (3) of the definition of Permitted Indebtedness and all Permitted Refinancing Indebtedness in respect thereof, during the Four Quarter Period shall be included in the calculation; and

(3)                                 if interest on any Indebtedness actually incurred on the date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during the period.

“Consolidated Fixed Charges” means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication:

(1)                                 the amounts for such period of Consolidated Interest Expense; and

(2)                                 the product of:

(a)                                 the aggregate amount of dividends and other distributions paid or accrued during the period in respect of Preferred Stock and Redeemable Capital Stock of the Company and its Restricted Subsidiaries on a consolidated basis; and

(b)                                 a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

“Consolidated Income Tax Expense” means, with respect to the Company and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to the Company and its Restricted Subsidiaries, for any period, the interest expense of the Company and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(1)                                 any amortization of debt discount;

(2)                                 the net cost under Interest Rate Agreements;

(3)                                 the interest portion of any deferred payment obligation;

(4)                                 all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)                                 all accrued interest for all instruments evidencing Indebtedness; and

(6)                                 the interest component of Capital Leases,

in each case, paid or accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means the net income of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude:

(1)                                 net after-tax extraordinary gains or losses;

(2)                                 net after-tax gains or losses attributable to Asset Sales or sales of receivables under any Accounts Receivable Securitization;

(3)                                 the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided, that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Company or any Restricted Subsidiary;

(4)                                 the net income or loss prior to the date of acquisition of any Person combined with the Company or any Restricted Subsidiary in a pooling of interest;

(5)                                 the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of its charter or any judgment, decree, order, statute, rule or other regulation; and

(6)                                 the cumulative effect of any changes in accounting principles.

“Consolidated Net Tangible Assets” means as of any date of determination, the Total Assets of the Company and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of that date less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Consolidated Non-Cash Charges” means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate (1) depreciation, (2) amortization, (3) non-cash employee compensation expenses of the Company or its Restricted Subsidiaries for such period, and (4) any other non-cash charges (other than any non-cash charge to the extent that it represents an accrual of, or a reserve for, cash expenditures in any future period), in each case which reduces the Consolidated Net Income of the Company and its Restricted Subsidiaries for the period, as determined on a consolidated basis in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that Credit Agreement, dated as of November 2, 2009, among the Company, the General Partner, Bank of America, N.A., as agent, and the other financial institutions party thereto as heretofore amended or otherwise modified (as amended or otherwise modified, the “Existing Credit Agreement”), as the Existing Credit Agreement may be amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the facilities evidenced by the Credit Agreement), commercial paper facilities, indentures, secured or unsecured capital market financings or other debt issuances, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings, capital markets financings or other debt issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $10 million.

“Default” means any event that is, or after notice or with the passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of or collection of such Designated Non-Cash Consideration.

“Designation Amount” means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to the sum of:

(1)                                 the net book value of all assets of the Subsidiary at the time of the designation in the case of a Restricted Subsidiary; and

(2)                                 the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary,

in each case of clause (1) or (2), as determined in good faith by the Company.

“Energy Business” means:

(1)                                 the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in Hydrocarbon properties or products produced in association with any of the foregoing;

(2)                                 the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of Hydrocarbons obtained from unrelated Persons;

(3)                                 any other related energy business, including power generation and electrical transmission business, directly or indirectly, from Hydrocarbons produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participates;

(4)                                 any business relating to oil field sales and service; and

(5)                                 any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Equity Offering” means a public offering or private placement of Capital Stock of the Company (other than Redeemable Capital Stock) for cash or any cash contribution to the capital of the Company in respect of Capital Stock (other Redeemable Capital Stock) of the Company, other than issuances to, or contributions to capital by, any Subsidiary of the Company.

A private placement of, or contribution to capital in respect of, Capital Stock of the Company will not be deemed an Equity Offering unless net proceeds of at least $20 million are received. The contribution to the capital in respect of Capital Stock (other than Redeemable Capital Stock) of the Company of funds utilized to effect the Bridger Logistics Acquisition shall not be deemed an Equity Offering.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer, if any, pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Notes” means the Issuers’ outstanding 6.50% senior notes due 2021 and 6.75% senior notes due 2022.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the board of directors of the General Partner in the case of amounts of $50 million or more and otherwise by an Officer of the General Partner or the Company (unless otherwise provided in this Indenture), any such determination being conclusive for all purposes under this Indenture.

“Ferrellgas Partners” means Ferrellgas Partners, L.P., and its successors and assigns.

“Finance Corp.” means Ferrellgas Finance Corp., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Finance Corp.” shall mean such successor Person.

“Flow-Through Acquisition” means an acquisition by the General Partner or its parent from a Person that is not an Affiliate of the General Partner, its parent or the Company, of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of the Person owning such assets) in a permitted line of business, which is promptly sold, transferred or contributed by the General Partner or its parent to the Company or one of its Subsidiaries.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, which are in effect on the Issue Date.

“General Partner” means Ferrellgas, Inc. and (except for purposes of the definition of “Change of Control”) its successors and permitted assigns under the Partnership Agreement as general partner of the Company.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(g)(2) hereof.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Growth Related Capital Expenditures” means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly Guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)                                 entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or (y) any obligation to the extent it is payable only in Capital Stock of the Guarantor that is not Redeemable Capital Stock. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of the Company that Guarantees the Notes in accordance with the provisions of this Indenture, and its successors and assigns, in each case, until the Note Guarantee of such Person has been released or terminated in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbons” means crude oil, natural gas, natural gas liquids, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, liquefied petroleum gas, natural gas, propane, kerosene, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores or substances of value, and the products and proceeds therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, as applied to any Person, without duplication:

(1)                                 (a) any indebtedness for borrowed money and (b) all obligations evidenced by any (i) bond, note, debenture or other similar instrument or (ii) letter of credit, or reimbursement agreements in respect thereof, but only for any drawings that are not reimbursed within five Business Days after the date of such drawings, which in each case the Person has, directly or indirectly, created, incurred or assumed;

(2)                                 any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument of others secured by any Lien in respect of property owned by the Person, whether or not the Person has assumed or become liable for the payment of the indebtedness; provided, that the amount of the indebtedness, if the Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the Fair Market Value from time to time, as determined in good faith by the Person of the property subject to the Lien;

(3)                                 any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business) with respect to which the Person has become directly or indirectly liable and which represents the deferred purchase price, or a portion thereof, or has been incurred to finance the purchase price, or a portion thereof, of any property or business acquired by, or service performed on behalf of, the Person, whether by purchase, consolidation, merger or otherwise, but in each case only to the extent due more than six months after such property or business in acquired or service is performed;

(4)                                 the principal component of any obligations under Capital Leases to the extent the obligations would, in accordance with GAAP, appear on the balance sheet of the Person;

(5)                                 any indebtedness of any other Person of the character referred to in the foregoing clauses (1) through (4) of this definition with respect to which the Person whose indebtedness is being determined has become liable by way of a Guarantee; and

(6)                                 all Redeemable Capital Stock of the Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of the Redeemable Capital Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture and if the price is based upon, or measured by, the Fair Market Value of the Redeemable Capital Stock, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

For purposes hereof, the term “Indebtedness” shall not include:

(a)                                 accrual of interest or accumulation of dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness of like terms, the accrual of an obligation to pay a redemption premium, an accounting reclassification of Indebtedness as another type of Indebtedness or any other similar incurrence by the Company or its Restricted Subsidiaries related to Indebtedness otherwise permitted in this Indenture;

(b)                                 indebtedness under any hedging agreement or arrangement which provides for the right or obligation to purchase, sell or deliver any currency, commodity or security at a future date for a specified price entered into to protect such Person from fluctuations in prices or rates, including currencies, interest rates, commodity prices, and securities prices, including without limitation indebtedness under any interest rate or commodity price swap agreement, interest rate cap agreement, interest rate collar agreement or any forward sales arrangements, calls, options, swaps, or other similar transactions or any combination thereof;

(c)                                  any Accounts Receivable Securitization;

(d)                                 any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(e)                                  to the extent such obligations would not, in accordance with GAAP, appear on the balance sheet of the Person, any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, earn outs, contingent payment obligations or similar obligations (other than guarantees of Indebtedness), in each case incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise);

(f)                                   accrued expenses or trade payables arising in the ordinary course of business; and

(g)                                  deferred or prepaid revenues.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $500,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One Securities, Inc., Fifth Third Securities, Inc., Mitsubishi UFJ Securities (USA), Inc., SunTrust Robinson Humphrey, Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc.

“Interim Capital Transactions” means (1) borrowings, refinancings or refundings of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by the Company, (2) sales of Capital Stock of the Company by the Company and (3) sales or other voluntary or involuntary dispositions of any assets of the Company (other than (x) sales or other dispositions of inventory in the ordinary course of business, (y) sales or other dispositions of other current assets including, without limitation, receivables and accounts and (z) sales or other dispositions of assets as a part of normal retirements or replacements), in each case prior to the commencement of the dissolution and liquidation of the Company.

“Investment” means as applied to any Person:

(1)                                 any direct or indirect purchase or other acquisition by the Person of stock or other securities of any other Person; or

(2)                                 any direct or indirect loan, advance or capital contribution by the Person to any other Person and any other item which would be classified as an “investment” on a balance sheet of the Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by the Person of property or assets to a Joint Venture, Unrestricted Subsidiary or other business entity in which the Person retains an interest, it being understood that a direct or indirect purchase or other acquisition by the Person of assets of any other Person, other than stock or other securities, shall not constitute an “Investment” for purposes of this Indenture.

The amount classified as Investments made during any period shall be the aggregate cost to the Company and its Restricted Subsidiaries of all the Investments made during the period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of the Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which the Investments were made, less any net return of capital realized during the period upon the sale, repayment or other liquidation of the Investments, determined in accordance with GAAP, but without regard to any amounts received during the period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on the Investments or as loans from any Person in whom the Investments have been made.

“Investment Grade Rating” means a rating equal to or higher than:

(1)                                 Baa3 (or the equivalent) by Moody’s; or

(2)                                 BBB- (or the equivalent) by S&P,

or, if either such entity ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which (a) the Notes have an Investment Grade Rating from both Rating Agencies, (b) no Default with respect to the Notes has occurred and is then continuing under this Indenture and (c) the Company has delivered to the Trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

“Issue Date” means June 8, 2015.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes an Investment in the form of Capital Stock.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security or other encumbrance of any kind in respect of such asset.  A Person shall be deemed to own subject to a Lien any asset which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Proceeds” means, with respect to any asset sale or sale of, or contribution to capital in respect of, Capital Stock, the proceeds therefrom in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, except to the extent that the deferred payment obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries, net of:

(1)                                 brokerage commissions and other fees and expenses related to the Asset Sale, including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers;

(2)                                 provisions for all taxes payable as a result of the Asset Sale;

(3)                                 amounts required to be paid to any Person, other than the Company or any Restricted Subsidiary of the Company, owning a beneficial interest in the assets subject to the Asset Sale;

(4)                                 appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with the Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after the Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with the Asset Sale; and

(5)                                 amounts applied to the repayment of Indebtedness in connection with the asset or assets acquired in the Asset Sale, including any transaction costs and expenses associated therewith and any make-whole or other premium owed in connection with such repayment.

“Non-Recourse Debt” means, with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture, Indebtedness:

(1)                                 as to which neither the Company nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise except, in each case for Customary Recourse Exceptions and except by the pledge of (or a guaranty limited in recourse solely to) Capital Stock of such Unrestricted Subsidiary or Joint Venture;

(2)                                 no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity except for Indebtedness that results from the pledge of (or a guaranty limited in recourse solely to) Capital Stock in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure Indebtedness of any Unrestricted Subsidiary or Joint Venture that constitutes Non-Recourse Debt; and

(3)                                 as to which the lenders will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of such Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

For purposes of determining compliance with Section 4.09, in the event that any Indebtedness of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture (including any supplemental indenture thereto), and, collectively, all such Note Guarantees. Each such Note Guarantee will not be evidenced by any separate notation of Note Guarantee on the Notes but shall be evidenced and established by this Indenture (including any supplemental indenture).

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes, the Additional Notes and the Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and the Exchange Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of the Issuers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuers, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof.  The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

“ordinary course of business” means, with respect to any activity involving the Company or any Restricted Subsidiary, performing or engaging in such activity in the ordinary course of business of the Company or such Restricted Subsidiary or in such manner as is or shall have become customary in a Permitted Business, either generally or in the particular geographical location or industry segment in which such activity is performed or engaged in, in each case as determined in good faith by the Company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Company, dated as of April 7, 2004, as the same may be amended or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness was Indebtedness of any other Person existing at the time (a) such Person became a Restricted Subsidiary or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either of:

(1)                                 immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Person (if the Company is not the survivor in the transaction) would be permitted to incur at least $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(2)                                 immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Consolidated Fixed Charge Coverage Ratio of the Company or such Person (if the Company is not the survivor in the transaction) is equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

“Permitted Business” means any of (1) gathering, transporting, compressing, treating, processing, fractionating, marketing, selling, distributing, storing, refining or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into hedging agreements or arrangements in the ordinary course of business and not for speculative purposes to support these businesses and the development, manufacture and sale of equipment or technology related to these activities, (2) activities or services related to the Energy Business and the development, manufacture and sale of equipment or technology related to these activities, (3) any other business that generates at least 90% of its gross income that constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code of 1986, as amended, or (4) any activity or service that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clause (1), (2) or (3) of this definition.

“Permitted Business Investment” means any Investment by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

(1)                                 either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) such Investment does not exceed the aggregate amount of Incremental Funds not previously expended at the time of making such Investment;

(2)                                 if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keep-well” arrangement) at the time such Investment is made, constitutes Permitted Indebtedness or could be incurred at that time by the Company and its Restricted Subsidiaries under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3)                                 such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means any of the following:

(1)                                 investments made or owned by the Company or any Restricted Subsidiary in Cash Equivalents or:

(a)                                 marketable obligations issued or unconditionally Guaranteed by the United States, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof;

(b)                                 marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P or Moody’s;

(c)                                  commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody’s;

(d)                                 certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada:

(i)                                     the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s; or

(ii)                                  the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s (“Permitted Banks”);

(e)                                  eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(f)                                   bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks; and

(g)                                  obligations of the type described in clauses (a) through (e) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

(2)                                 the acquisition by the Company or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person located in the United States, Mexico or Canada and engaged in the Permitted Business such that, upon the completion of such transaction or series of transactions, the Person becomes a Restricted Subsidiary;

(3)                                 any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)                                 the making or ownership by the Company or any Restricted Subsidiary of Investments (in addition to any other Permitted Investments) in any Person incorporated or otherwise formed pursuant to the laws of the United States, Mexico or Canada or any state or jurisdiction thereof which is engaged in the Permitted Business in the United States, Mexico or Canada; provided, that the amount of such Investment, together with the aggregate amount of all outstanding Investments made by the Company and its Restricted Subsidiaries pursuant to this clause (4), shall not exceed 7.5% of Total Assets determined on the date of the making of such Investment;

(5)                                 the making or ownership by the Company or any Restricted Subsidiary of Investments:

(a)                                 arising out of loans and advances to employees incurred in the ordinary course of business;

(b)                                 arising out of prepaid expenses, deposits, extensions of trade credit or advances to third parties in the ordinary course of business; or

(c)                                  acquired by reason of the exercise of customary creditors’ rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

(6)                                 the creation or incurrence of liability by the Company or any Restricted Subsidiary, with respect to any Guarantee constituting an obligation, warranty or indemnity, not Guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

(7)                                 the creation or incurrence of liability by the Company or any Restricted Subsidiary with respect to any hedging agreements or arrangements;

(8)                                 the making by any Restricted Subsidiary of Investments in the Company or another Restricted Subsidiary and the making by the Company of Investments in any Restricted Subsidiary;

(9)                                 the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all synthetic leases of the Company or any Restricted Subsidiary;

(10)                          the creation or incurrence of liability by the Company or any Restricted Subsidiary or the making or ownership by the Company or any Restricted Subsidiary of Investments in any Person with respect to any Accounts Receivable Securitization;

(11)                          repurchases of, or other Investments in, the Notes or Notes Guarantees;

(12)                          professional or advisory, administrative, management, treasury or similar services, indemnification, insurance, officers’ and directors’ fees and expenses, registration fees and other like expenses paid or provided for the benefit of any Joint Venture or Unrestricted Subsidiary pursuant to arrangements not involving the incurrence of Indebtedness that comply with Section 4.11;

(13)                          Guarantees or other Investments arising from the incurrence of Indebtedness by the Company or any Restricted Subsidiary with respect to Indebtedness of any Unrestricted Subsidiary or Joint Venture permitted under clause (21) of the definition of Permitted Liens;

(14)                          any Guarantee of Indebtedness permitted to be incurred by Section 4.09 other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

(15)                          Permitted Business Investments;

(16)                          any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10, including pursuant to an Asset Swap;

(17)                          any acquisition of assets or Capital Stock solely in exchange for the issuance of, or with or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Redeemable Capital Stock) of the Company, provided, however, that the amount of any such Net Proceeds that are utilized for the consummation of such acquisition will be excluded from the calculation of Available Cash and Incremental Funds under Section 4.07;

(18)                          any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(19)                          Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(20)                          advances and prepayments for asset purchases in the ordinary course of business in the Permitted Business of the Company or any Restricted Subsidiary;

(21)                          the Bridger Logistics Acquisition and related transactions provided, however, that the amount of any Net Proceeds and the Fair Market Value of any property received in consideration of any contribution to capital of the Company in respect of Capital Stock (other than Redeemable Capital Stock) of the Company that are utilized for the consummation of the Bridger Logistics Acquisition will be excluded from the calculation of Available Cash and Incremental Funds under Section 4.07; and

(22)                          other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding, do not exceed the greater of (a) $50 million and (b) 5% of Consolidated Net Tangible Assets determined on the date of the making of such Investment.

The Company may, in its sole discretion, classify (or later reclassify) in whole or in part such items of Investment in any manner that complies with this definition, and such item of Investment or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of this definition so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means any of the following:

(1)                                 Liens for taxes, assessments or other governmental charges, the payment of which is not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor;

(2)                                 Liens of carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case:

(a)                                 not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property; or

(b)                                 incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

(3)                                 Liens, other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as may be amended from time to time, incurred or deposits made in the ordinary course of business:

(a)                                 in connection with workers’ compensation, unemployment insurance and other types of social security; or

(b)                                 to secure or to obtain letters of credit that secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

(4)                                 other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

(5)                                 Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods and any proceeds thereof covered by the related letter of credit;

(6)                                 any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

(7)                                 leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either are granted, entered into or created in the ordinary course of the business of the Company or any Restricted Subsidiary or do not materially impair the value or intended use of the property covered thereby;

(8)                                 Liens on property or assets of any Restricted Subsidiary securing Indebtedness of the Restricted Subsidiary owing to the Company or a Restricted Subsidiary;

(9)                                 Liens on assets of the Company or any Restricted Subsidiary existing on the Issue Date;

(10)                          Liens on personal property leased under leases entered into by the Company or its Restricted Subsidiaries which are accounted for as operating leases in accordance with GAAP;

(11)                          Liens securing Indebtedness arising under an Accounts Receivable Securitization (including the filing of any related financing statements naming the Company or any Restricted Subsidiary as the debtor thereunder in connection with the sale of accounts receivable by the Company or any Restricted Subsidiary to an SPE in connection with any such permitted Accounts Receivable Securitization);

(12)                          Liens securing Indebtedness incurred in accordance with:

(a)                                 clause (3) of the definition of Permitted Indebtedness;

(b)                                 clauses (2) and (8) of the definition of Permitted Indebtedness; and

(c)                                  Indebtedness otherwise permitted to be incurred under Section 4.09 hereof to the extent incurred:

(i)                                     to finance the making of expenditures for the improvement or repair (to the extent the improvements and repairs may be capitalized on the books of the Company and the Restricted Subsidiaries in accordance with GAAP) of, or additions including additions by way of acquisitions of businesses and related assets to, the assets and property of the Company and its Restricted Subsidiaries; or

(ii)                                  by assumption in connection with additions including additions by way of acquisition or capital contributions of businesses and related assets to the property and assets of the Company and its Restricted Subsidiaries;

provided, that, in the case of Indebtedness incurred in accordance with clauses (c)(i) and (ii) above, the principal amount of the Indebtedness does not exceed the lesser of the cost to the Company and its Restricted Subsidiaries of the additional property or assets and the Fair Market Value of the additional property or assets at the time of the acquisition thereof, as determined in good faith by the Company;

(13)                          Liens existing on any property of any Person at the time it becomes a Subsidiary of the Company, or existing at the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or the Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a “Purchase Money Lien”) of property including, without limitation, Capital Stock and other securities acquired by the Company or a Restricted Subsidiary; provided, that:

(a)                                 the Lien shall be confined solely to the item or items of property and, if required by the terms of the instrument originally creating the Lien, other property which is an improvement to or is acquired for use specifically in connection with the acquired property;

(b)                                 in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by the Purchase Money Lien shall at no time exceed an amount equal to the lesser of:

(i)                                     the cost to the Company and the Restricted Subsidiaries of the property; and

(ii)                                  the Fair Market Value of the property at the time of the acquisition thereof as determined in good faith by the Company;

(c)                                  the Purchase Money Lien shall be created not later than 360 days after the acquisition of the property; and

(d)                                 the Lien, other than a Purchase Money Lien, shall not have been created or assumed in contemplation of the Person’s becoming a Subsidiary of the Company or the acquisition of property by the Company or any Subsidiary;

(14)                          easements, exceptions or reservations in any property of the Company or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of Hydrocarbons, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Company or any Restricted Subsidiary;

(15)                          Liens arising from or constituting permitted encumbrances under the agreements and instruments securing the obligations under the Credit Agreement;

(16)                          Liens of landlords or mortgages of landlords on fixtures and movable property located on premises leased by the Company or any of its Subsidiaries in the ordinary course of business;

(17)                          Liens such as banker’s Liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution in the ordinary course of business;

(18)                          Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and the Restricted Subsidiaries that are customary in the Permitted Business;

(19)                          Liens on pipelines or pipeline facilities that arise by operation of law;

(20)                          Liens arising by reason of good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(21)                          Liens on and pledges of Capital Stock of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(22)                          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(23)                          Liens to secure performance of hedging agreements and arrangements of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(24)                          Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, including the indentures governing the Existing Notes; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(25)                          Liens securing obligations of the Issuers or any Guarantor under the Notes or the Notes Guarantees or otherwise under this Indenture, as the case may be;

(26)                          Liens securing any Indebtedness equally and ratably with all obligations due under the Notes or any Notes Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to Section 4.12;

(27)                          Liens securing Permitted Acquisition Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or the Restricted Subsidiaries; provided that such Lien is limited to the assets acquired in connection with the transaction pursuant to which the Permitted Acquisition Indebtedness became an obligation of the Company or a Restricted Subsidiary;

(28)                          other Liens incurred by the Company or any Restricted Subsidiary, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (28) does not exceed the greater of (a) $50 million or (b) 5% of Consolidated Net Tangible Assets determined on the date of the incurrence of such Lien;

(29)                          Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture and incurred to refinance Indebtedness that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (together with all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder; and

(30)                          any Lien renewing or extending any Lien permitted by clauses (9) through (11), (12)(b), (12)(c), (13), (15), (21), (22), (27) and (29) above and this clause (30); provided, that, the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of the Indebtedness outstanding immediately prior to the renewal or extension of the Lien plus the amount of any accrued and unpaid interest and all expenses and premiums incurred in connection therewith, and no assets encumbered by the Lien other than the assets encumbered immediately prior to the renewal or extension shall be encumbered thereby.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions and contractual rights relating thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Refinancing Indebtedness” means Indebtedness incurred by the Company or any Restricted Subsidiary to substantially and concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, or in exchange for, in whole or in part, any Permitted Indebtedness of the Company or any Restricted Subsidiary or any other Indebtedness incurred by the Company or any Restricted Subsidiary pursuant to Section 4.09, to the extent:

(1)                                 the principal amount of the Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended, refinanced or exchanged (plus the amount of all expenses and premiums incurred in connection therewith);

(2)                                 with respect to the repayment, refunding, renewal, replacement, extension, refinancing or exchange of the Indebtedness, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the Notes than the Indebtedness so repaid, refunded, renewed, replaced, extended, refinanced or exchanged;

(3)                                 with respect to the repayment, refunding, renewal, replacement, extension, refinancing or exchange of the Indebtedness, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated

Maturity and stated maturity equal to, or greater than, the Weighted Average Life to Stated Maturity and stated maturity, respectively, of the Indebtedness so repaid, refunded, renewed, replaced, extended, refinanced or exchanged;

(4)                                 such Indebtedness is not incurred (other than by way of a Guarantee) by a Restricted Subsidiary (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being repaid, refunded, renewed, replaced, extended, refinanced or exchanged;

(5)                                 if any Redeemable Capital Stock being repaid, refunded, renewed, replaced, extended, refinanced or exchanged was Redeemable Capital Stock of the Company, the Permitted Refinancing Indebtedness shall be Redeemable Capital Stock of the Company; and

(6)                                 if any Redeemable Capital Stock being repaid, refunded, renewed, replaced, extended, refinanced or exchanged was Redeemable Capital Stock of a Restricted Subsidiary, the Permitted Refinancing Indebtedness shall be Preferred Stock of such Restricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person; provided, that any limited partnership interest of the Company will not be considered Preferred Stock.

“Principal” means James E. Ferrell.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P and Moody’s, or if (and only if) S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Redeemable Capital Stock” means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the principal of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the principal of the Notes.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Capital Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Stock if (x) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 or (y) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the notes as is required to be purchased pursuant to the provisions of this Indenture. The amount (or principal amount) of Redeemable Capital Stock deemed to be outstanding at any time for purposes of this Indenture will be the greater of its voluntary or involuntary maximum “fixed repurchase price” determined in accordance with the definition of “Indebtedness”, exclusive of accrued dividends.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 8, 2015, among the Issuers, the Guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Related Party” means any of the following:

(1)                                 any immediate family member or lineal descendant of the Principal;

(2)                                 any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1);

(3)                                 the Ferrell Companies, Inc. Employee Stock Ownership Trust (“FCI ESOT”);

(4)                                 any participant in the FCI ESOT whose account has been allocated shares of Ferrell Companies, Inc.;

(5)                                 Ferrell Companies, Inc.; or

(6)                                 any Subsidiary of Ferrell Companies, Inc.

“Resale Restriction Termination Date” means, with respect to any Note, the date one year after the later of the date of original issue of such Note or the last day on which the Issuers or any Affiliate of the Issuers were the owners of such Note (or any predecessor of such Note).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Definitive Note” means a Definitive Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing, or that is required to bear, the Private Placement Legend.

“Restricted Subsidiary” means a Subsidiary of the Company, which, as of the date of determination, is not an Unrestricted Subsidiary of the Company.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means any unsecured Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“SPE” means any special purpose Unrestricted Subsidiary established in connection with any Accounts Receivable Securitization.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Termination Capital Transactions” means any sale, transfer or other disposition of property of the Company occurring upon or incident to the liquidation and winding up of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

“Total Assets” means, as of any date of determination, the consolidated total assets of the Company and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Global Note” means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Unrestricted Definitive Note” means one or more Definitive Notes.

“Unrestricted Subsidiary” means (a) Ferrellgas Receivables, LLC, (b) Uni-Asia, Ltd., (c) Ferrellgas Real Estate, Inc., (d) Blue Rhino Canada, Inc., and (e) any other Person (other than Finance Corp.) that is designated as such by the Company; provided, that, after giving effect to such designation and any substantially contemporaneous designations or releases, (x) such other Person has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any Restricted Subsidiary (other than (i) any guarantees of the Notes or the Note

Guarantees, (ii) any Indebtedness that would be released upon designation and (iii) Specified Indebtedness referred to in the next paragraph), (y) no Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (z) the Company would be permitted to make a Restricted Payment at the time of designation (assuming the effectiveness of such designation) in an amount equal to the Designation Amount on such date (as determined in good faith by the Company). Each Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

Notwithstanding the foregoing, the Company or a Restricted Subsidiary may Guarantee or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary (“Specified Indebtedness”), but only to the extent that the Company or a Restricted Subsidiary would be permitted to:

(1)                                 effect any portion of such transaction constituting an Investment in the Unrestricted Subsidiary pursuant to clause (13) of the definition of Permitted Investments or otherwise under Section 4.07; and

(2)                                 incur the Specified Indebtedness, if any, represented by the Guarantee or agreement pursuant to clause (14) of the definition of Permitted Indebtedness or otherwise under Section 4.09.

The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to the designation there exists no Default or Event of Default, and if the Unrestricted Subsidiary has, as of the date of the designation, outstanding Indebtedness other than Permitted Indebtedness, the Company could incur at least $1.00 of Indebtedness other than Permitted Indebtedness.

Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if, after giving effect to such designation and any substantially contemporaneous designations or releases, the Subsidiary, directly or indirectly, holds Capital Stock of a Restricted Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Stated Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying:

(a)                                 the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

(b)                                 the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment, by

(2)                                 the then outstanding principal amount of such Indebtedness;

provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

Section 1.02.                                      Other Definitions.

Term	Defined in
“Affiliate Transaction”	Section 4.11
“Applicable Premium”	Section 3.07
“Asset Sale Offer”	Section 3.09

“Authentication Order”	Section 2.02
“Change of Control Offer”	Section 4.14
“Change of Control Payment”	Section 4.14
“Change of Control Payment Date”	Section 4.14
“Covenant Defeasance”	Section 8.03
“DTC”	Section 2.03
“Event of Default”	Section 6.01
“Excess Proceeds”	Section 4.10
“Existing Credit Agreement”	Section 1.01
“incur”	Section 4.09
“Incremental Funds”	Section 4.07
“Issuers”	Preamble
“Legal Defeasance”	Section 8.02
“Offer Amount”	Section 3.09
“Offer Period”	Section 3.09
“Outside Date”	Section 3.10
“Paying Agent”	Section 2.03
“Payment Default”	Section 6.01
“Permitted Indebtedness”	Section 4.09
“Purchase Date”	Section 3.09
“Quotation Agent”	Section 3.07
“Registrar”	Section 2.03
“Restricted Payments”	Section 4.07
“Reversion Date”	Section 4.16
“Special Mandatory Redemption”	Section 3.10
“Special Mandatory Redemption Event”	Section 3.10
“Special Mandatory Redemption Notice”	Section 3.10
“Special Mandatory Redemption Price”	Section 3.10
“Suspended Covenants”	Section 4.16
“Suspension Period”	Section 4.16
“Treasury Rate”	Section 3.07

Section 1.03.                                      Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.                                      Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 provisions apply to successive events and transactions;

(7)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(8)                                 “includes” or “including” shall be deemed to be followed by the words “without limitation”; and

(9)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE 2.
THE NOTES

Section 2.01.                                      Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02.                                      Execution and Authentication.

An Officer must sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), authenticate Notes for original issue (i) on the date hereof as Initial Notes in the aggregate principal amount of $500,000,000 and (ii) thereafter from time to time any Additional Notes that may be validly issued under this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

Upon receipt of an Authentication Order, the Trustee shall authenticate for original issue (i) Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $500,000,000 or (ii) Exchange Notes in exchange for Additional Notes in an aggregate principal amount not to exceed the aggregate principal amount of such Additional Notes so exchanged; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes issued on the date hereof or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.

The Trustee shall also authenticate and deliver Notes at the times and in the manner specified in Sections 2.06, 2.07, 2.10, 3.06, 3.09, 4.14 and 9.05.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03.                                      Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.                                      Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.

Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) will have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.                                      Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06.                                      Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing an Event of Default with respect to the Notes, and DTC notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.  Whenever any provision herein refers to issuance by the Issuers and authentication and delivery by the Trustee of a new Note in exchange for the portion of a surrendered Note that has not been redeemed or repurchased, as the case may be, in lieu of the surrender of any Global Note and the issuance, authentication and delivery of a new Global Note in exchange therefor, the Trustee or the Depositary at the direction of the Trustee may endorse such Global Note to reflect a reduction in the principal amount represented thereby in the amount of Notes so represented that have been so redeemed or repurchased.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the Custodian with respect to the Global Notes, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or the Indirect Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. Subject to the provisions of this Section 2.06 and Section 12.15, the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Participants and Indirect Participants and Persons that may hold interests through such Persons, to take any action that a Holder is entitled to take under this Indenture or the Notes.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer, if any, by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to any Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to any Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer, if any, in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to any Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3)  will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted

Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer, if any, in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to any Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer, if any, in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to any Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer, if any, in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ENDORSED THEREON ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this

Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law. The Issuers, in their discretion, may remove the Private Placement Legend from any Restricted Global Note at any time on or after the Resale Restriction Termination Date applicable to such Note. Without limiting the generality of the preceding sentence, the Issuers may, subject to Applicable Procedures, effect such removal by issuing and delivering, in exchange for such Note, an Unrestricted Global Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a written order of the Issuers stating that the Resale Restriction Termination Date applicable to such Note has occurred and requesting the authentication and delivery of an Unrestricted Global Note in exchange therefor (which order shall not be required to be accompanied by any Opinion of Counsel or any other document) given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Global Note to the Depositary or pursuant to such Depositary’s instructions or hold such Unrestricted Global Note as Custodian for the Depositary and shall request the Depositary to, or, if the Trustee is Custodian of such Restricted Global Note, shall itself, surrender such Restricted Global Note in exchange for such Unrestricted Global Note without such legend and thereupon cancel such Restricted Global Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Restricted Global Note or delivering any order pursuant to this Section 2.06(g)(1) with respect to such Restricted Global Notes, (i) only those Restricted Global Notes that a Principal Officer of an Issuer actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Issuers shall be deemed to be or to have been, respectively, owned by an Affiliate of the Issuers; and (ii) “Principal Officer” means an Officer of the Issuers that is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer. For purposes of this Section 2.06(g)(1), all provisions relating to the removal of the Private Placement Legend shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Restricted Global Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.

Each Holder of any Note evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints each Issuer as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such Holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Issuers, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Private Placement Legend (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS

CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                 Tax Legend.  With respect to any Additional Notes issued with original issue discount for U.S. federal income tax purposes, each Global Note and each Definitive Note shall bear a legend in substantially the following form:

“THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF FERRELLGAS, L.P., 7500 COLLEGE BOULEVARD, SUITE 1000, OVERLAND PARK, KANSAS 66210, WHO WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(3)                                 The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 Neither the Registrar nor the Issuers will be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

Section 2.07.                                      Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and such other reasonable requirements as may be imposed by the Issuers as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.                                      Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 2.08 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser within the meaning of Section 8-405 of the Uniform Commercial Code.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09.                                      Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, the Guarantors or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or the Guarantors, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10.                                      Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11.                                      Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                                      Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.                                      CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14.                                      Issuance of Additional Notes.

(a)                                 The Issuers shall be entitled, subject to its compliance with Article 4, to issue Additional Notes under this Indenture. Any Additional Notes shall be part of the same series as the Initial Notes issued on the date hereof, rank equally with the Initial Notes and have identical terms and conditions to the Initial Notes in all respects other than (a) the date of issuance, (b) the issue price, (c) rights under a related Registration Rights Agreement, if any, and (d) at the option of the Issuers, (i) as to the payment of interest accruing prior to the issue date of such Additional Notes, and (ii) the first payment of interest following the issue date of such Additional Notes. The Initial Notes, any Additional Notes subsequently issued upon original issue under this Indenture and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase; and none of the Holders of any Initial Notes, any Exchange Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b)                                 With respect to any Additional Notes, the Issuers shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee at or prior to original issuance thereof, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                 the issue price, the issue date (and the corresponding date from which interest shall accrue thereon and the first interest payment date therefor) and the CUSIP and/or ISIN number of such Additional Notes; and

(3)                                 whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 relating to Restricted Global Notes and Restricted Definitive Notes.

(c)                                  Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date hereof, when the context requires, (1) all references in Article 2 herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the Registration Rights Agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (4) any Additional Interest, if set forth in such Registration Rights Agreement, may be paid to the Holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor). Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.

Section 2.15.                                      Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01.                                      Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)                                 the clause of this Indenture pursuant to which the redemption shall occur;

(2)                                 the redemption date;

(3)                                 the principal amount of Notes to be redeemed; and

(4)                                 the redemption price.

Section 3.02.                                      Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase, by lot or in accordance with a method which the Trustee shall deem fair and appropriate (in accordance with the procedures of DTC) and, in any case, in a manner that complies with any legal and stock exchange requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.                                      Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

The notice will identify the Notes to be redeemed (including CUSIP number(s)) and will state:

(1)                                 the redemption date;

(2)                                 the redemption price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                                 the name and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                                 that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.                                      Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Section 3.05.                                      Deposit of Redemption or Purchase Price.

One Business Day prior to or prior to 10:00 a.m. Eastern Time on the redemption or purchase price date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.                                      Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.                                      Optional Redemption.

(a)                                 Prior to June 15, 2018 the Issuers may, at their option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under this Indenture in an amount not in excess of the Net Proceeds of one or more Equity Offerings at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)                                 at least 65% of the original principal amount of the Notes issued on the Issue Date and on any date on which any Additional Notes are originally issued remains outstanding after each such redemption; and

(2)                                 the redemption occurs within 180 days after the closing of the related Equity Offering.

(b)                                 On and after June 15, 2019, the Issuers may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount) listed in the table below, plus accrued and unpaid interest on the Notes to the applicable redemption date, if redeemed during the twelve months beginning on June 15 of the years indicated below:

Year	Percentage
2019	103.375%
2020	101.688%
2021 and thereafter	100.000%

(c)                                  At any time prior to June 15, 2019, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1)                                 1.0% of the principal amount of such Notes; and

(2)                                 the excess, if any, of:

(A)                               the present value at such redemption date of (i) the redemption price of such Note at June 15, 2019 (such redemption price being set forth in the table appearing above under the caption “Optional redemption”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through June 15, 2019, in each case computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(B)                               the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2019; provided, however, that if the period from the redemption date to June 15, 2019 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The notice of redemption with respect to the foregoing redemption in this (c) need not set forth the Applicable Premium but only the manner of calculation thereof.  The Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

(d)                                 The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.14(e) hereof.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.                                      Mandatory Redemption.

Except as set forth in Section 3.10, the Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.  The Issuers may at any time and from time to time purchase Notes in the open market or otherwise.

Section 3.09.                                      Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), they will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)                                 that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)                                 the Offer Amount, the purchase price and the Purchase Date;

(3)                                 that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                 that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased only in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(6)                                 that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                                 that Holders will be entitled to withdraw their election if the Issuers, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                 that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Issuers will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples in excess thereof, will be purchased); and

(9)                                 that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09.  The Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10.                                      Special Mandatory Redemption.

In the event that (a) the Bridger Logistics Acquisition does not take place on or prior to October 1, 2015 (the “Outside Date”) or (b) at any time prior to the Outside Date, the Bridger Logistics Acquisition Agreement is terminated (any such event being a “Special Mandatory Redemption Event”), the Issuers will redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to 100.00% of the initial issue price of the Notes plus accrued and unpaid interest from the Issue Date to, but not including, the redemption date (the “Special Mandatory Redemption Price”).

Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”) shall be delivered to the Trustee and mailed by first class mail to each Holder’s registered address and, in addition, electronically delivered according to the procedures of DTC, within five Business Days after the Special Mandatory Redemption Event. At the Issuers’ written request, the Trustee shall give the Special Mandatory Redemption Notice in the Issuers’ names and at their expense. On such date specified in the Special Mandatory Redemption Notice as shall be no more than five Business Days (or such other minimum period not to exceed 30 days as may be required by DTC) after mailing the Special Mandatory Redemption Notice, the Special Mandatory Redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

If funds sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a paying agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such Notes shall terminate.

Prior to the Special Mandatory Redemption or the consummation of the Bridger Logistics Acquisition, the Company will maintain the net proceeds from this offering on hand at all times (in cash or Cash Equivalents), however, Holders will not have any special access or rights to or a Lien or encumbrance of any kind on such proceeds.

Other than as specifically provided in this Section 3.10, any mandatory redemption pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01, 3.03, 3.04 and 3.05 hereof..

ARTICLE 4.
COVENANTS

Section 4.01.                                      Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

The Company may at any time, for the purpose of obtaining satisfaction and discharge with respect to the Notes or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.02.                                      Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

With respect to any Global Notes, the Corporate Trust Office of the Trustee shall be the office or agency where such Global Notes may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary shall be deemed to have been effected at such office or agency in accordance with the provisions of this Indenture.

Section 4.03.                                      Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes, within the time periods required with respect to a “non-accelerated filer” in the SEC’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial information only, a report thereon by the Issuers’ certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

In addition, whether or not required by the rules and regulations of the SEC, the Issuers will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing.  The Issuers will at all times comply with TIA § 314(a).

In the event that the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company, the Company may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to any parent entity of the Company (including Ferrellgas Partners) as long as such parent entity of the Company provides a Note Guarantee; provided that the same is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to such parent entity, on the one hand, and the information relating to the Restricted Subsidiaries on a stand-alone basis, on the other hand.

In addition, the Issuers and the Guarantors will make available to the Holders and to prospective investors, upon the request of such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act to the extent not satisfied by the foregoing of this Section 4.03.

For purposes of this Section 4.03, the Issuers and the Guarantors will be deemed to have furnished or made available the reports and information to the Trustee, the Holders and investors and prospective investors as required by this covenant if they have filed such reports and information with the SEC via the Electronic Data Gathering, Analysis, and Retrieval system (or any successor system) and such reports and information are publicly available, provided that the Trustee will have no responsibility whatsoever to monitor whether such filing has occurred.

Section 4.04.                                      Compliance Certificate.

(a)                                 The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b)                                 So long as any of the Notes are outstanding, the Issuers will deliver to the Trustee, forthwith upon any Officer of the Issuers becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto within 10 Business Days after such Officer becomes aware of the occurrence and continuation of such Default or Event of Default unless such Default or Event of Default has been cured before the end of such 10 Business Day period.

Section 4.05.                                      Taxes.

The Issuers will pay, and will cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.                                      Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.                                      Restricted Payments.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment (other than a Permitted Investment) referred to in these clauses (1) through (4) below being collectively referred to as a “Restricted Payment”):

(1)                                 declare or pay any dividend or any other distribution or payment on or with respect to Capital Stock of the Company or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders, in their capacities as such, of Capital Stock of the Company or any of its Restricted Subsidiaries other than (a) dividends or distributions payable solely in Capital Stock of the Company (excluding Redeemable Capital Stock), or in options, warrants or other rights to purchase Capital Stock of the Company (excluding Redeemable Capital Stock); (b) dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary of the Company; or (c) dividends or other distributions by any Restricted Subsidiary of the Company to all holders of Capital Stock of that Restricted Subsidiary on a pro rata basis, including to the General Partner of the Company;

(2)                                 purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries, other than any Capital Stock owned by the Company or a Restricted Subsidiary of the Company;

(3)                                 make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other stated maturity, any Indebtedness subordinated in right of payment to the Notes, other than (a) any such Indebtedness owned by the Company or a Restricted Subsidiary of the Company; or (b) a purchase, defeasance, repurchase, redemption or other acquisition or retirement for value within one year of final maturity thereof; or

(4)                                 make any Investment, other than a Permitted Investment, in any entity,

unless, at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default has occurred and is continuing; and

(2)                                 the Restricted Payment, together with (without duplication of amounts included in clause (A) or clause (B) below) the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made, will not exceed:

(A)                               if the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.75 to 1.00, an amount equal to the sum, without duplication, of:

(i)                                     Available Cash for the immediately preceding fiscal quarter, plus

(ii)                                  100% of the aggregate Net Proceeds and the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Capital Stock of the Company (other than Redeemable Capital Stock) received by the Company after the Issue Date as a contribution to capital in respect of, or from the issue or sale of, Capital Stock of the Company (other than Redeemable Capital Stock) or from the issue or sale of convertible or exchangeable Redeemable Capital Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Redeemable Capital Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

(iii)                               to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

(iv)                              the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the Issue Date (items (ii), (iii) and (iv) being referred to as “Incremental Funds”), minus

(v)                                 the aggregate amount of Incremental Funds previously expended pursuant to this clause (A) and clause (B) below; or

(B)                               if the Consolidated Fixed Charge Coverage Ratio of the Company is equal to or less than 1.75 to 1.00, an amount equal to the sum, without duplication, of:

(i)                                     $75 million, less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries in accordance with this clause (B)(i) since the Issue Date, plus

(ii)                                  Incremental Funds to the extent not previously expended pursuant to this clause (B) or clause (A) above.

The Restricted Payment may be made in assets other than cash, in which case the amount will be the Fair Market Value, as determined in good faith by the Company on the date of the Restricted Payment of the assets proposed to be transferred.

(b)                                 The provisions of Section 4.07(a) will not prohibit:

(1)                                 the payment of any dividend or distribution within 60 days after the date of its declaration if, at the date of declaration, the payment would be permitted as summarized above;

(2)                                 the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary of the Company in exchange for, or out of the Net Proceeds of, a substantially concurrent capital contribution to the Company from any entity other than a Restricted Subsidiary of the Company; or issuance and sale of other Capital Stock, other than Redeemable Capital Stock, of the Company to any entity other than to a Restricted Subsidiary of the Company; provided, however, that the amount of any Net Proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash and Incremental Funds;

(3)                                 any redemption, repurchase or other acquisition or retirement of Indebtedness subordinated in right of payment to the Notes in exchange for, or out of the Net Proceeds of, a substantially concurrent capital contribution to the Company from any entity other than a Restricted Subsidiary of the Company; or the issuance and sale of other Capital Stock other than Redeemable Capital Stock, of the Company to any entity other than to a Restricted Subsidiary of the Company or issuance and sale of Indebtedness of the Company issued to any entity other than a Restricted Subsidiary or the Company, so long as the Indebtedness is Permitted Refinancing Indebtedness; provided, however, that the amount of any Net Proceeds that are utilized for any redemption, repurchase or other acquisition or retirement will be excluded from the calculation of Available Cash and from Incremental Funds;

(4)                                 the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or asset sale offer required by the terms of such Indebtedness, but only if:

(A)                               in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Sections 3.09 and 4.14; or

(B)                               in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with Sections 3.09 and 4.10;

(5)                                 the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Redeemable Capital Stock of the Company or any preferred securities of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a);

(6)                                 so long as no Default (other than a Default under Section 4.03) or Event of Default shall have occurred and be continuing or would be caused thereby, any other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate outstanding amount not to exceed $10 million; or

(7)                                 Restricted Payments by the Company to Ferrellgas Partners made substantially contemporaneously with the consummation of the Bridger Logistics Acquisition to be utilized by Ferrellgas Partners for consummation of the Bridger Logistics Acquisition.

In computing the amount of Restricted Payments previously made for purposes of the Restricted Payments test in Section 4.07(a), Restricted Payments made under clauses (1) and (6) of Section 4.07(b) will be included and Restricted Payments made under clauses (2), (3), (4), (5) and (7) of Section 4.07(b)  shall not be so included.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or any of its Restricted Subsidiaries, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend paid within 60 days after the date of declaration will be determined as of such date of declaration. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of that term. For purposes of determining compliance with Section 4.07(a), (x) in the event that a Restricted Payment (or payment or other transaction that, except for being a transaction expressly excluded from clauses (1), (2) and (3) of Section 4.07(a), or a Permitted Investment, would constitute a Restricted Payment) meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (6) of Section 4.07(b), or is permitted pursuant to Section 4.07(a) or is a Permitted Investment, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment or other such transaction (or portion thereof) on the date made or later reclassify such Restricted Payment or other such transaction (or portion thereof) in any manner that complies with this Section 4.07; and (y) in the event a Restricted Payment is made pursuant to clause (A) or (B) of Section 4.07(a), the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.  Notwithstanding the foregoing, the amount of (i) any contribution of Capital Stock (including, without limitation, Capital Stock in Bridger Logistics, LLC and its Subsidiaries) by Ferrellgas Partners to the Company in connection with the Bridger Logistics Acquisition and (ii) any Net Proceeds and Fair Market Value of any property received in consideration of any contribution to capital of the Company in respect of Capital Stock (other than Redeemable Capital Stock) of the Company that are utilized for the consummation of the Bridger Logistics Acquisition will, in each case, be excluded from the calculation of Available Cash and Incremental Funds under Section 4.07(a).

For purposes of Section 4.07 and the definition of Permitted Investments, a contribution, sale or incurrence will be deemed to be “substantially concurrent” if the related Restricted Payment or purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal or acquisition of assets or Capital Stock occurs within 120 days before or after such contribution, sale or incurrence.

Section 4.08.                                      Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than under this Indenture) on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends, in cash or otherwise, or make any other distributions on or with respect to its Capital Stock or any other interest or participation in, or measured by, its profits;

(2)                                 pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)                                 make loans or advances to, or any investment in, the Company or any other Restricted Subsidiary;

(4)                                 transfer any of its properties or assets to the Company or any other Restricted Subsidiary; or

(5)                                 Guarantee any Indebtedness of the Company or any other Restricted Subsidiary.

(b)                                 The provisions of Section 4.08(a) will not apply to (and therefore the following are permitted) encumbrances or restrictions existing under or by reason of:

(1)                                 applicable law;

(2)                                 any agreement in effect at or entered into on the Issue Date or any agreement relating to any Indebtedness permitted to be incurred under this Indenture, or with respect to any Credit Facility (including agreements or instruments evidencing Indebtedness incurred after the Issue Date); provided, however, that the encumbrances and restrictions contained in the agreements governing such permitted Indebtedness are not materially more restrictive, taken as a whole, with respect to the payment restrictions than those set forth in the agreements governing the Company’s existing Indebtedness as in effect on the Issue Date, as determined in good faith by the Company;

(3)                                 customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

(4)                                 purchase money obligations, mortgage financings or Capital Leases for property subject to such obligations;

(5)                                 any agreement or instrument of an entity (or any of its Restricted Subsidiaries) acquired by the Company or any Restricted Subsidiary, in existence at the time of the acquisition but not created in contemplation of the acquisition, which encumbrance or restriction is not applicable to any third party other than the entity (or its Restricted Subsidiaries);

(6)                                 provisions contained in instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor of the Indebtedness unless the transferee shall assume the obligations of the obligor under the agreement or instrument;

(7)                                 customary provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, stock sale agreements, stockholder agreements, partnership or limited liability company agreements, operating agreements and other similar agreements or other customary provisions;

(8)                                 restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)                                 encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, as determined in good faith by the Company;

(10)                          any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of Permitted Other Business Investment;

(11)                          any agreement for the sale or other disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary of the Company as to restrictions on distributions by that Restricted Subsidiary pending its sale or other disposition or other customary restrictions pursuant thereto;

(12)                          Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being repaid, refunded, renewed, replaced, extended, refinanced or exchanged, as applicable, as determined in good faith by the Company;

(13)                          Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens; or

(14)                          any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions.

Section 4.09.                                      Incurrence of Indebtedness.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of, in each case, to “incur,” any Indebtedness, unless at the time of the incurrence and after giving pro forma effect to the receipt and application of the proceeds of the Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Company would be at least 2.00 to 1.00.

(b)                                 The provisions of Section 4.09(a) will not prohibit the incurrence by the Company and its Restricted Subsidiaries of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)                                 Indebtedness outstanding on the Issue Date, including the Existing Notes (other than Indebtedness described in clauses (3) and (12) below);

(2)                                 Indebtedness of the Company or a Restricted Subsidiary incurred for the making of expenditures for the improvement or repair, to the extent the improvements or repairs may be capitalized in accordance with GAAP, or additions, including by way of acquisitions of businesses and related assets, to the property and assets of the Company and its Restricted Subsidiaries, including, without limitation, the acquisition of assets subject to operating leases, Indebtedness incurred under the Credit Facilities, or incurred by assumption in connection with additions, including additions by way of acquisitions or capital contributions of businesses and related assets, to the property and assets of the Company and its Restricted Subsidiaries; provided, that the aggregate principal amount of this Indebtedness (when taken together with Permitted Refinancing Indebtedness incurred pursuant to clause (6) below in respect of Indebtedness originally incurred under this clause (2)) outstanding at any time may not exceed the greater of (a) $75 million and (b) 2.5% of Consolidated Net Tangible Assets determined on the date of incurrence of such Indebtedness;

(3)                                 Indebtedness of the Company or a Restricted Subsidiary (a) incurred for any purpose permitted under the Credit Facilities or (b) owing in respect of any Accounts Receivable Securitization, operating lease, or other off-balance sheet obligation existing on the Issue Date that arises because, after the Issue Date, such off-balance sheet obligations are refinanced with Indebtedness, provided, that the aggregate principal amount of this Indebtedness outstanding under this clause at any time may not exceed an amount equal to the greater of (x) $800 million and (y) $550 million plus 25% of Consolidated Net Tangible Assets determined on the date of incurrence of such Indebtedness;

(4)                                 Indebtedness of the Company owed to the General Partner or an Affiliate of the General Partner that is unsecured and that is subordinated in right of payment to the Notes; provided, that the aggregate principal amount of this Indebtedness (when taken together with Permitted Refinancing Indebtedness incurred pursuant to clause (6) below in respect of Indebtedness originally incurred under this clause (4)) outstanding at any time under this clause may not exceed $50 million and this Indebtedness has a final maturity date later than the final maturity date of the Notes;

(5)                                 Indebtedness owed by the Company to any Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

(6)                                 Permitted Refinancing Indebtedness incurred in respect of Indebtedness incurred as permitted under the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a) above) and clauses (1), (2) and (4) above, this clause (6) and clauses (8), (11) and (13) below;

(7)                                 the incurrence by the Company or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers, without duplication, in connection with the Company’s, its Subsidiaries’ or its affiliates’ self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements, and Guarantees of the foregoing, secured by letters of credit; provided, that any Consolidated Fixed Charges associated with the Indebtedness evidenced by such reinsurance agreements, indemnification agreements, Guarantees and letters of credit will be included, without duplication, in any determination of the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.09(a) above;

(8)                                 Indebtedness of the Company and its Restricted Subsidiaries in respect of “Capital Leases,” meaning, generally, any lease of any property which would be required to be classified and accounted for as a capital lease on a balance sheet of the lessor; provided, that the aggregate amount of this Indebtedness (when taken together with Permitted Refinancing Indebtedness incurred pursuant to clause (6) above in respect of Indebtedness originally incurred under this clause (8)) outstanding at any time may not exceed $30 million;

(9)                                 Indebtedness of the Company and its Restricted Subsidiaries represented by letters of credit supporting (a) obligations under workmen’s compensation laws, (b) obligations to suppliers of propane or energy commodity derivative providers in the ordinary course of business consistent with past practices, not to exceed $15 million at any one time outstanding, and (c) the repayment of Indebtedness permitted to be incurred under this Indenture;

(10)                          bid, appeal, reimbursement, performance, surety and similar bonds and completion guarantees issued or provided by, or for the account of, the Company or a Restricted Subsidiary (a) in the ordinary course of business, (b) in connection with the enforcement of rights or claims of the Company or any of its Subsidiaries or (c) in connection with judgments that do not result in a Default or Event of Default, and any Guarantees or obligations with respect to letters of credit functioning as or supporting any of the foregoing bonds or obligations and workers’ compensation claims in the ordinary course of business;

(11)                          Indebtedness of the Company or its Restricted Subsidiaries incurred in connection with business acquisitions in favor of the sellers of such businesses in an aggregate principal amount not to exceed $70 million at any one time outstanding (including any Permitted Refinancing Indebtedness incurred pursuant to clause (6) above in respect of Indebtedness incurred under this clause (11)) determined on the date of incurrence of such Indebtedness; provided, that the principal amount of such Indebtedness incurred in connection with any such acquisition shall not exceed the Fair Market Value of the assets so acquired;

(12)                          the Notes (other than any Additional Notes issued after this offering), the Note Guarantees and the Exchange Notes (and the Guarantees thereof);

(13)                          the incurrence by the Company or its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(14)                          liability of the Company or any Restricted Subsidiary in respect of Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of (a) the Company’s or such Restricted Subsidiary’s being a general partner or member of, or owner of Capital Stock in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (14) (a) and then outstanding does not exceed $25 million or (b) the pledge of (or a Guarantee limited in recourse solely to) Capital Stock in such Unrestricted Subsidiary or Joint Venture held by the Company or such Restricted Subsidiary to secure such Indebtedness and solely to the extent such Indebtedness constitutes Non-Recourse Debt;

(15)                          the incurrence by the Company or its Restricted Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(16)                          the Guarantee by the Company or its Restricted Subsidiaries of Indebtedness of the Company or its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

(17)                          the incurrence of Indebtedness by any of the Company and the Restricted Subsidiaries to the extent the net proceeds thereof are concurrently (a) used to redeem all of the outstanding Notes or (b) deposited to effect legal defeasance or covenant defeasance or satisfy and discharge this Indenture as described in Section 8.02 and Section 11.01;

(18)                          the incurrence of any obligations to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit;

(19)                          the incurrence of in-kind obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business; and

(20)                          additional Indebtedness of the Company or its Restricted Subsidiaries in an aggregate outstanding amount not to exceed the greater of (a) $50 million and (b) 5% of Consolidated Net Tangible Assets determined on the date of incurrence of such Indebtedness.

For purposes of determining compliance with this Section 4.09:

(1)                                 in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred in compliance with the Consolidated Fixed Charge Coverage Ratio in Section 4.09(a), the Company may, in its sole discretion, classify (or later reclassify) in whole or in part such items of Indebtedness in any manner that complies with this Section 4.09, and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses of Permitted Indebtedness or in compliance with the Consolidated Fixed Charge Coverage Ratio in Section 4.09(a); and

(2)                                 all Indebtedness outstanding on the Issue Date under the Credit Agreement shall be deemed Incurred under clause (3) of Section 4.09(b) and may not be reclassified in the future.

The “amount” or “principal amount” of any Indebtedness or Preferred Stock or Redeemable Capital Stock outstanding at any time of determination as used herein shall be as set forth below or, if not set forth below, determined in accordance with GAAP:

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the Fair Market Value of such assets at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person;

(4)                                 in the case of any Capital Lease obligation, the amount of Indebtedness represented by such obligation being the capitalized amount of such obligation determined in accordance with GAAP, and the stated maturity thereof being the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty;

(5)                                 in the case of any Redeemable Capital Stock, as specified in the definition thereof;

(6)                                 in the case of all other unconditional obligations, the amount of the liability thereof determined in accordance with GAAP; and

(7)                                 in the case of all other contingent obligations, the maximum liability at such date of such Person.

For purposes of determining any particular amount of Indebtedness, if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (3) of the definition of Permitted Indebtedness and the letters of credit relate to other Indebtedness, then the amount of such other Indebtedness equal to the face amount of such letters of credit shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

Section 4.10.                                      Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, complete an Asset Sale unless:

(1)                                 the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value, as determined in good faith by the Company, of the assets sold or otherwise disposed of; and

(2)                                 if such Asset Sale involves assets with a fair market value in excess of $10 million, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of determining the amount of cash received in an Asset Sale, each of the following shall be deemed to be cash:

(1)                                 the amount of any liabilities on the Company’s or any Restricted Subsidiary’s balance sheet that are assumed by the transferee of the assets;

(2)                                 the amount of any notes or other obligations received by the Company or the Restricted Subsidiary from the transferee that is converted within 180 days by the Company or the Restricted Subsidiary into cash, to the extent of the cash received;

(3)                                 any assets used or useful in or related to a Permitted Business; and

(4)                                 any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received since the Issue Date pursuant to this clause (4) that is at that time outstanding, not to exceed the greater of (i) $50 million and (ii) 10% of Consolidated Net Tangible Assets determined on the date of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being as determined in good faith by the Company and measured at the time received and without giving effect to subsequent changes in value).

Furthermore, the 75% limitation will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

If the Company or any of its Restricted Subsidiaries receives Net Proceeds exceeding $20 million from one or more Asset Sales in any fiscal year, then within 365 days after the date the aggregate amount of Net Proceeds exceeds $20 million, or if the Company or any of its Restricted Subsidiaries has entered into a binding commitment or commitments with respect to any of the actions described in clause (3) below, within the later of (x) 365 days after the date the aggregate amount of Net Proceeds exceeds $20 million or (y) 180 days after the entering into such commitment or commitments, the Company or any such Restricted Subsidiary must apply the amount of such Net Proceeds either:

(1)                                 to reduce Indebtedness of the Company or any of its Restricted Subsidiaries that is secured by a Lien permitted to be incurred under this Indenture (including Indebtedness under the Credit Agreement);

(2)                                 to prepay, repay, redeem or purchase any other Senior Indebtedness; or

(3)                                 to make an investment (including by acquisition) in assets or capital expenditures used or useful in or related to a Permitted Business.

Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided above will be considered “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $20 million, within 15 days thereof, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness outstanding that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase for cash the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase.  To the extent that the aggregate amount of Notes tendered in response to the Issuers’ purchase offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general business purposes.  If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on pro rata basis in proportion to the aggregate principal amount of Notes and such other pari passu Indebtedness tendered in accordance with the procedures for selection set forth in Section 3.02.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Sections 3.09 or 4.10 of this Indenture by virtue of such conflict.

Section 4.11.                                      Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or make or amend any transaction or series of related transactions, including the sale, transfer, disposition, purchase, exchange or lease of assets, property or services, with, or for the benefit of any affiliates of the Company involving aggregate payments or value in excess of $2 million (an “Affiliate Transaction”) unless:

(1)                                 transaction or series of related transactions are on terms, taken as a whole, that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from an entity that is not an affiliate of the Company or Restricted Subsidiary; and

(2)                                 with respect to transaction(s) involving aggregate payments or value equal to or greater than $25 million, the Company shall have delivered an Officers’ Certificate to the Trustee certifying that the transaction(s) is on terms, taken as a whole, that are no less favorable to the Company or the Restricted Subsidiary than those which would have been obtained from an entity that is not an affiliate of the Company or Restricted Subsidiary and, with respect to transaction(s) involving aggregate payments or value equal to or greater than $50 million, has been approved by a majority of the Company’s Board of Directors, including a majority of the disinterested directors.

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(1)                                 any Restricted Payment permitted to be made pursuant to Section 4.07 or any Permitted Investment

(2)                                 transactions or series of related transactions between the Company and its Restricted Subsidiaries or between Restricted Subsidiaries;

(3)                                 indemnities of officers, directors and employees of the Company or any of the Restricted Subsidiaries permitted by bylaw, partnership agreement, operating agreement or statutory provisions and any employment agreement or other employee compensation plan or arrangement or other benefits entered into in the ordinary course of business by the Company or any of the Restricted Subsidiaries;

(4)                                 the entering into of any employment agreement, stock option agreement, restricted stock agreement, employee stock ownership plan related agreements, or similar agreement and arrangements, in the ordinary course of business;

(5)                                 transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of Permitted Businesses operated by the Company, its Subsidiaries and affiliates;

(6)                                 any Accounts Receivable Securitization;

(7)                                 any affiliate trading transactions done in the ordinary course of business;

(8)                                 any transaction that is a Flow-Through Acquisition;

(9)                                 transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or otherwise controls, such Person;

(10)                          sales of Capital Stock (other than Redeemable Capital Stock) to Affiliates of the Company, or receipt by the Company of capital contributions from holders of its Capital Stock;

(11)                          any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a);

(12)                          transactions in respect of the Company’s partnership agreement or any other agreement to which the Company or any of the Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended, replaced or renewed from time to time or any agreement entered into in the future similar to any such agreement; provided, however, that any future amendment, modification, supplement, extension or renewal or future or replacement agreement entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Holders than the terms of the agreements in effect on the Issue Date as determined in good faith by the Company;

(13)                          in the case of contracts for gathering, transporting, compressing, treating, processing, fractionating, marketing, selling, distributing, storing, refining or otherwise handling Hydrocarbons, hedging agreements or arrangements, and production handling, operating, construction, terminaling, storage, lease, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those available from third parties on an arm’s-length basis, in each case as determined in good faith by the Company;

(14)                          transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and the Restricted Subsidiaries than those contained in similar contracts entered into by the Company or any of the Restricted Subsidiaries with unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then on the terms no less favorable than those available from third parties on an arm’s-length basis, in each case as determined in good faith by the Company; and

(15)                          (a) guarantees by the Company or any of the Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of (or any Guarantee by the Company or any Restricted Subsidiary limited in recourse solely to) Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (21) of the definition of Permitted Liens.

In addition, if the Company or any of its Restricted Subsidiaries purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction), and if the Company or any of its Restricted Subsidiaries sells, conveys or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction).

Section 4.12.                                      Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Liens securing other Indebtedness, unless the Lien is a Permitted Lien or the Notes and the Note Guarantees are directly secured equally and ratably with the obligation or liability secured by such Lien until such time as such other Indebtedness is no longer secured by a Lien (other than a Permitted Lien). Any Lien so created for the benefit of the Holders shall provide by its terms that such Lien shall be automatically and unconditionally released upon such other Indebtedness no longer being so secured.

Section 4.13.                                      Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(2)                                 the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board

of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14.                                      Offer to Repurchase Upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control, the Issuers will make an offer (a “Change of Control Offer”) to each Holder to repurchase, in cash, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes or portion of Notes validly tendered for payment thereof plus accrued and unpaid interest on the Notes repurchased, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 15 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Issuers defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw any election to have their Notes purchased if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.14 of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under Section 3.09 or this Section 4.14 by virtue of such conflict.

(b)                                 On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof properly tendered in accordance with the Change of Control Offer;

(2)                                 deposit an amount equal to the Change of Control Payment for the Notes with the Paying Agent in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being tendered to the Issuers.

The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $2,000 in excess thereof.  The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                                  Notwithstanding anything to the contrary in this Section 4.14, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

(d)                                 A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(e)                                  In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company, or any third party making such Change of Control Offer in lieu of the Company as described above in this Section 4.14, purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on such Notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Section 4.15.                                      Limitation on Finance Corp.

In addition to the restrictions set forth under Section 4.09 hereof, Finance Corp. will not incur any Indebtedness unless:

(1)                                 the Company is a co-obligor or guarantor of the Indebtedness; or

(2)                                 the net proceeds of the Indebtedness are either lent to the Company, used to acquire outstanding debt securities issued by the Company, or used, directly or indirectly, to refinance or discharge Indebtedness permitted under the limitation of this Section 4.15.

Finance Corp. will not engage in any business not related, directly or indirectly, to obtaining money or arranging financing for the Company.

Section 4.16.                                      Effectiveness of Covenants.

(a)                                 From and after the occurrence of an Investment Grade Rating Event, the Issuers and their Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture: Sections 3.09, 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(4) (collectively, the “Suspended Covenants”).

(b)                                 If at any date (each such date, a “Reversion Date”) the credit rating of the Notes is downgraded from an Investment Grade Rating by either Rating Agency, then the Suspended Covenants will thereafter be reinstated and again be applicable pursuant to the terms of this Indenture, unless and until the occurrence of a subsequent Investment Grade Rating Event.

(c)                                  The period of time between the occurrence of an Investment Grade Rating Event and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect at all times since the Issue Date, including during any Suspension Period. Any Indebtedness incurred during any Suspension Period would be deemed to be Permitted Indebtedness subsequent to the Reversion Date. Neither the failure of the Company or any of its Subsidiaries to comply with a Suspended Covenant during any Suspension Period nor compliance by the Company or any of its Subsidiaries with any contractual obligation entered into in compliance with this Indenture during any Suspension Period will constitute a Default, Event of Default or breach of any kind under this Indenture or the Notes.

(d)                                 During any Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

(e)                                  The Company, in an Officers’ Certificate, shall promptly provide the Trustee written notice of any suspension of covenants pursuant to this Section 4.16 or any Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuers’ future compliance with their covenants or (iii) notify the Holders of a suspension of covenants pursuant to this Section 4.16 or any Reversion Date.

Section 4.17.                                      Additional Note Guarantees.

If, after the Issue Date, any Restricted Subsidiary that is not already a Guarantor Guarantees or otherwise becomes an obligor under any other Indebtedness of either of the Issuers or any of the Guarantors (other than intercompany Indebtedness permitted to be incurred pursuant to clause (5) of Section 4.09(b)) in excess of the De Minimis Guaranteed Amount, then such Restricted Subsidiary must become a Guarantor by executing a supplemental indenture in the form of Exhibit E (or otherwise reasonably satisfactory to the Trustee) and delivering an Opinion of Counsel as to the satisfaction of conditions precedent to the Trustee within 30 days of the date on which such Restricted Subsidiary become such an obligor on such Indebtedness. Notwithstanding the foregoing, any Note Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released upon any of the conditions specified in clauses (1) to (6) of Section 10.05.

Notwithstanding the foregoing, no Foreign Subsidiary that has Guaranteed (or is otherwise an obligor of) other Indebtedness of either Issuer or any Guarantor in excess of the De Minimis Guaranteed Amount shall be required to execute any such supplemental indenture unless such Foreign Subsidiary has guaranteed (or is otherwise an obligor of) other Indebtedness of either Issuer or a Guarantor that is not a Foreign Subsidiary in excess of the De Minimis Guaranteed Amount.

ARTICLE 5.
SUCCESSORS

Section 5.01.                                      Merger, Consolidation, or Sale of Assets.

(a)                                 The Company shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

(1)                                 the Company is the surviving Person or the Person formed by or surviving the transaction, if other than the Company, or the Person to which the sale was made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2)                                 the Person formed by or surviving the transaction, if other than the Company, or the Person to which the disposition was made assumes all the obligations of the Company in accordance with a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;

(3)                                 immediately after the transaction, no Default or Event of Default exists;

(4)                                 at the time of the transaction and after giving pro forma effect to it as if the transaction had occurred at the beginning of the applicable four-quarter period, either (a) the Company or such other Person is permitted to incur at least $1.00 of additional Indebtedness in accordance with the Consolidated Fixed Charge Coverage Ratio in accordance with Section 4.09(a) hereof, or (b) the Consolidated Fixed Charge Coverage Ratio of the Company or such other Person is equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Company immediately before such transaction; and

(5)                                 if a supplemental indenture is required pursuant to clause (2), unless a Guarantor is a party to the merger, consolidation or disposition, such Guarantor shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes.

This Section 5.01(a) will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.  Finance Corp. will not consolidate or merge with or into, whether or not it is the surviving entity, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another entity except under conditions similar to those described in clauses (1), (2), (3) and (5) of this Section 5.01(a).

(b)                                 Notwithstanding Sections 4.07, 4.08, 4.09, 4.11, 4.12, 5.01(a) and 10.04, the Bridger Logistics Acquisition and the related transactions will be permitted under this Indenture.

(c)                                  Notwithstanding Section 5.01(a), the Company may reorganize as any other form of entity in accordance with the following procedures, provided that:

(1)                                 the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2)                                 the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3)                                 the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(4)                                 immediately after such reorganization no Default or Event of Default exists; and

(5)                                 such reorganization is not materially adverse to the Holders (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

(d)                                 Notwithstanding anything in this Indenture to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger to which the Company is a party (permitted in accordance with the terms of the Indenture) is a corporation, Finance Corp. may be dissolved and may cease to be an Issuer; provided that, to the extent the Company or any Person formed by or surviving any such consolidation or merger is not a corporation, Finance Corp. shall not be dissolved and shall not cease to be an Issuer..

Section 5.02.                                      Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or Finance Corp. in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company or Finance Corp., as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Finance Corp., as applicable, under this Indenture with the same effect as if such successor Person had been named as the Company or Finance Corp., as applicable, herein (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Finance Corp.,” as applicable, shall refer instead to the successor corporation and not to the Company or Finance Corp., as applicable) and (except in the case of a lease of all or substantially all the properties assets of the Company or Finance Corp., as applicable) such predecessor Issuer shall be discharged and released from all of its obligations and covenants under this Indenture and the Notes and the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such predecessor Issuer.

ARTICLE 6.
DEFAULTS AND REMEDIES

Section 6.01.                                      Events of Default.

Each of the following is an “Event of Default”:

(1)                                 default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase (including the Special Mandatory Redemption), scheduled principal payment or otherwise;

(2)                                 default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days;

(3)                                 failure to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture, other than a default specified in either Section 6.01(1) or (2) above, and the default continues for a period of 45 days (or, solely in the case of a default in a term, covenant or agreement described under Section 4.03, 180 days) after written notice of the default requiring the Issuers to remedy the same will have been given to the Company by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(4)                                 default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $50 million, if the default:

(a)                                 is caused by a failure to pay principal of or premium, if any, or interest on to such Indebtedness within the applicable grace period, if any, provided with respect to such Indebtedness (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its stated maturity;

provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 60 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(5)                                 a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against the Company, any Restricted Subsidiary, or the General Partner provided such judgment or judgments requires or require the payment of money in excess of $50 million, in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; in the event of a stay, the judgment shall not be discharged within 30 days after the stay expires;

(6)                                 the Issuers or any of their Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences a voluntary case,

(B)                               consents to the entry of an order for relief against it in an involuntary case,

(C)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)                               makes a general assignment for the benefit of its creditors, or

(E)                                generally is not paying its debts as they become due; or

(7)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                               is for relief against the Issuers or any of their Significant Subsidiaries in an involuntary case;

(B)                               appoints a custodian of the Issuers or any of their Significant Subsidiaries or for all or substantially all of the property of the Issuers or any of their Significant Subsidiaries; or

(C)                               orders the liquidation of the Issuers or any of their Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(8)                                 any Note Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms (in a manner having legal effect) its obligations under this Indenture or its Note Guarantee.

Section 6.02.                                      Acceleration.

In the case of an Event of Default specified in clause (6) or (7) of Section 6.01 hereof, with respect to the Company, Finance Corp. or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the applicable series of Notes then outstanding may declare all the Notes of that series to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.  The Holders of a majority in aggregate principal amount of a series of Notes issued under this Indenture and then outstanding by notice to the Trustee may on behalf of all of the Holders of that series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

If an Event of Default by reason of any action (or inaction) taken (or not taken) by or on behalf of the Issuers with the willful intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

Section 6.03.                                      Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04.                                      Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of a series of Notes issued under this Indenture and then outstanding by notice to the Trustee for those Notes may on behalf of the Holders of the Notes of that series waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.                                      Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee of that series of Notes or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability.

Section 6.06.                                      Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(1)                                 the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)                                 during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.                                      Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.                                      Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                                      Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                                      Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:                  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:              to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.                                      Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7.
TRUSTEE

Section 7.01.                                      Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and, in the exercise of its power, use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.                                      Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written opinion or advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(d)                                 Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers’ covenants in Article 4 hereof.  In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) and 4.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an Officer in the Corporate Trust Office of the Trustee shall have obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate.)

(e)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(f)                                   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(g)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

(h)                                 The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(i)                                     In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                                    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)                                     The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03.                                      Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.                                      Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.                                      Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.

Section 7.06.                                      Reports by Trustee to Holders of the Notes.

(a)                                 Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuers will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07.                                      Compensation and Indemnity.

(a)                                 The Issuers will pay to the Trustee from time to time such compensation as shall be agreed in writing between the Trustee and the Issuers for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuers and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantors will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel.  The Issuers nor any Guarantor need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a claim prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such claim will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or 6.01(7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                   The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08.                                      Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the claim provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09.                                      Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10.                                      Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.                                      Preferential Collection of Claims Against the Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.                                      Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Directors of the General Partner, on the Issuers’ behalf, and the Board of Directors of Finance Corp., and at any time, elect to have Section 8.02 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.  The Issuers may, at their option and at any time, elect to have Section 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02.                                      Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes or mutilated, destroyed, lost or stolen Notes under Article 2;

(3)                                 the Issuers’ obligation to maintain an office or agency for payment under Section 4.02 hereof and money for security payments held in trust;

(4)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith; and

(5)                                 the legal defeasance and covenant defeasance provisions of this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03.                                      Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14 and 4.15 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.01(3) through (5) hereof will not constitute an Event of Default.

Section 8.04.                                      Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, (x) cash in United States dollars, (y) non-callable U.S. government securities, or (z) a combination thereof, in amounts sufficient (in the case of clause (y) or (z), in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm), to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity date for payment thereof or on the applicable redemption date, as the case may be;

(2)                                 the Issuers will deliver to the Trustee an Opinion of Counsel stating that:

(a)                                 all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(b)                                 in the case of an election under Section 8.02 hereof, that the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of this Indenture, there shall have been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(c)                                  in the case of an election under Section 8.03 hereof, that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(3)                                 the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers;

(4)                                 no Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any other substantially contemporaneous deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings, all or a portion of which are to be applied to such deposit); and

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach, violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing other Indebtedness being contemporaneously defeased, discharged or replaced) to which the Issuers or any of their Restricted Subsidiaries is a party or by which the Issuers or any of their Restricted Subsidiaries is bound.

Section 8.05.                                      Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or any of their Restricted Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.                                      Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07.                                      Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.                                      Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of a Note to:

(1)                                 cure any ambiguity, defect or inconsistency;

(2)                                 provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 provide for the assumption of the obligations of an Issuer or Guarantor to Holders in the case of a merger or consolidation or sale of all or substantially all of an Issuer’s or a Guarantor’s properties or assets, as applicable;

(4)                                 make any change that could provide any additional rights or benefits to the Holders that does not adversely affect the legal rights under this Indenture of any such holder in any material respect;

(5)                                 comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)                                 to provide security for or add Guarantees with respect to the Notes or release a Guarantor from its Note Guarantee and terminate such Note Guarantee; provided, however, that the release and termination is in accord with the applicable provisions of this Indenture;

(7)                                 secure the Notes or Note Guarantees;

(8)                                 add to the covenants of the Issuers or a Restricted Subsidiary for the benefit of the Holders or surrender any right or power conferred upon the Issuers or a Restricted Subsidiary;

(9)                                 make any change that does not adversely affect the rights of any Holder in any material respect;

(10)                          evidence or provide for the succession of a successor Trustee;

(11)                          to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” in the offering memorandum of the Company dated June 2, 2015 pursuant to which the Notes were offered to the Holders, as set forth in an officers’ certificate;

(12)                          to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(13)                          to provide for the reorganization of the Company as any other form of entity in accordance with Section 5.01(c).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuers, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02.                                      With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.14 hereof), the Notes and the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) may be waived for all Holders of Notes of a series and its consequences under this Indenture with the consent of the Holders of a majority in aggregate principal amount of that series of Notes (including Additional Notes, if any) issued under this Indenture and then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), by notice to the Trustee.  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, with the consent of the Holders of a majority in principal amount of the Notes (including, without limitation, Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing default or compliance with any provision of this Indenture or the Notes.  However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes other than as provided above with respect to Sections 3.09, 4.10 and 4.14 hereof except to the extent relating to a payment required pursuant thereto after the time at which such payment has become due;

(3)                                 reduce the rate of or change the time for payment of interest on any Note;

(4)                                 waive a Default in the payment of principal or interest on the Notes (for the avoidance of doubt, this clause (4) shall not require the consent of each Holder affected with respect to the waiver of the requirement to make a payment required by Sections 3.09, 4.10 or 4.14 prior to the date on which such payment is due);

(5)                                 make any Note payable in money other than that stated in the Notes;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal, premium, if any, or interest on the Notes (except a payment required by Sections 3.09, 4.10 or 4.14 prior to the date on which such payment is due);

(7)                                 modify the Note Guarantees in any manner adverse to the Holders except for any release of Guarantors in accordance with the terms of this Indenture;

(8)                                 impair the right of any Holder to receive payment of, premium, if any, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); or

(9)                                 make any change in the foregoing amendment and waiver provisions.

Without the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change to, or extend the time for performance under, Section 3.10.

Section 9.03.                                      Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.                                      Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder unless it makes a change described in any of clauses (1) through (9) of the fourth paragraph of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to such amendment, supplement or waiver and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05.                                      Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.                                      Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Section 9.07.                                      Effect of Amendments.

The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender or exchange offer for such Holder’s Notes will not be rendered invalid by such tender or exchange. After an amendment under this Indenture becomes effective, the Issuers are required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment.

ARTICLE 10.
NOTE GUARANTEES

Section 10.01.                               Guarantee.

(a)                                 Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)                                 the principal of, premium on, if any, and interest, if any, on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest, if any, on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                                 in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

(b)                                 The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                                 Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby, and (b) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02.                               Limitation on Guarantor Liability.

Each Guarantor and, by its acceptance of Notes, each Holder hereby confirm that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.  Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law

(including any such right arising under federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article 10.

Section 10.03.                               Note Guarantee Evidenced by Indenture.

The Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the Issue Date, a supplemental indenture hereto) and not by an endorsement on, or attachment to, any Note or any Guarantee or notation thereof.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Restricted Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Restricted Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 10, to the extent applicable.

Section 10.04.                               Guarantors May Consolidate, etc., on Certain Terms.

(a)                                 The Issuers will not permit any Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor to, any Person (other than the Company or another Guarantor) unless:

(1)                                 the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Guarantor under its Note Guarantee and (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; or;

(2)                                 the transaction is made in compliance with Section 4.10.

(b)                                 In the case of any such consolidation, merger, sale or other disposition that is subject to, and that complies with the provisions of, Section 10.04(a)(1) and in which the resulting, surviving or transferee Person is not the Guarantor, upon the assumption by the successor Person by a supplemental indenture executed and delivered to the Trustee of all obligations and covenants under the Indenture (including the Note Guarantee) of such Guarantor, such successor Person will succeed to and be substituted for, and may exercise every right and power of, such Guarantor under the Indenture with the same effect as if such successor had been named as such Guarantor herein and shall be substituted for such Guarantor (so that from and after the date of such transaction, the provisions of the Indenture referring to “such Guarantor” shall refer instead to the successor and not to such Guarantor) and (except in the case of a lease) such Guarantor shall be discharged and released from all obligations and covenants under the Indenture (including the Note Guarantee) of such Guarantor.  The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such Guarantor.

Section 10.05.                               Releases.

The Note Guarantee of a Guarantor shall be released, and such Guarantor deemed automatically and unconditionally released and discharged from all of its obligations under this Indenture, in each case without any further action on the part of the Trustee or any Holder of the Notes:

(1)                                 a sale or other disposition (including by way of consolidation or merger) of the Capital Stock of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than, in either case, to the Company or a Restricted Subsidiary), whether or not such Guarantor is the surviving entity in such transaction, if the sale or other disposition does not violate Section 4.10;

(2)                                 the designation in accordance with this Indenture of such Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which such Guarantor is no longer a Restricted Subsidiary;

(3)                                 defeasance or discharge of the Notes, as provided in Article 8 and Article 11;

(4)                                 the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing;

(5)                                 such Guarantor consolidating with, merging into or transferring all of its properties or assets to either the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist; or

(6)                                 at such time as (x) such Guarantor is not an obligor under the Credit Agreement or any Indebtedness (other than intercompany Indebtedness permitted to be incurred pursuant to clause (5) of Section 4.09(b)) of the Issuers or any Guarantor in excess of the De Minimis Guaranteed Amount and (y) such Guarantor does not Guarantee any other Indebtedness of the Company or any of the other Guarantors (other than any such intercompany Indebtedness) in excess of the De Minimis Guaranteed Amount.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11.
SATISFACTION AND DISCHARGE

Section 11.01.                               Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers) have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, (x) cash in U.S. dollars, (y) non-callable Government Securities, or (z) a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest (in the case of clause (y) or (z), in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm), to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(c)                                  solely in respect of (1)(b), no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or Event of

Default resulting from the borrowing of funds to be applied to such deposit (and any other substantially contemporaneous deposit relating to other Indebtedness) and the granting of Liens to secure such borrowings, all or a portion of which are to be applied to such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound (other than the agreements governing other Indebtedness being contemporaneously defeased, discharged or replaced);

(2)                                 the Issuers have paid or caused to be paid all sums payable by them under this Indenture; and

(3)                                 the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.02, the provisions of Section 11.02 and Section 8.06 will survive.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02.                               Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuers has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any money or Government Securities held by it as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect satisfaction and discharge under this Article 11.

Any money or Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE 12.
MISCELLANEOUS

Section 12.01.                               Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control. If any provision hereof limits, qualifies or conflicts with a provision of the TIA which is required to be a part of and govern this Indenture, such required provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

Section 12.02.                               Notices.

Any notice or communication by the Issuers, any Gurantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person, mailed by first class mail (registered or certified, return receipt requested), or delivered by telecopier or electronic image scan, or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and the Guarantors:

Ferrellgas, L.P.

7500 College Boulevard

Suite 1000

Overland Park, KS 66210

Telecopier No.:  (816) 792-7985

Attention:  Chief Financial Officer

With a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street

44th Floor

Houston, TX 77002

Telecopier No.:  (713) 236-0822

Attention:  John Goodgame

If to the Trustee:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

Telecopier No.:  (212) 809-5459

Attention:  Global Corporate Trust Services

The Issuers, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or transmitted by electronic image scan; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 12.03.                               Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.04.                               Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.                               Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer with respect to any Person may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an Officer or Officers with respect to any Person stating that the information with respect to such factual matters is in the possession of such Person (or, if such Person is a limited partnership, such Person’s general partner) unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.06.                               Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07.                               Non-Recourse.

The obligations of the Issuers and the Note Guarantors under this Indenture are non-recourse to Ferrellgas Partners and its Affiliates, other than the Issuers and the Guarantors, and are payable only out of the cash flow and assets of the Issuers and the Guarantors. The Trustee agrees, and each Holder of a Note, by accepting a Note, agrees in this Indenture that Ferrellgas Partners and its other Affiliates will not be liable for any of the Issuers’ or the Guarantors’ obligations under this Indenture, the Notes or the Note Guarantees.

Section 12.08.                               No Personal Liability of Directors, Officers, Employees and Stockholders.

None of the General Partner, Ferrellgas Partners or any partner, director, officer, employee, incorporator, member, manager, unitholder or stockholder or other holder of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any of the Issuers or Guarantors obligations under the Notes or this Indenture or any claim based on, in respect of, or by reason of, these obligations.  Each Holder, by accepting a Note, waives and releases all such liability.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

Section 12.09.                               Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTE GUARANTEES AND THIS NOTE WITHOUT GIVING EFFECT

TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.10.                               Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11.                               Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12.                               Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13.                               Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.                               Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.15.                               Action by Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given, made or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given, made or taken in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.15.

Without limiting the generality of this Section 12.15, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depositary or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be given, made or taken by the Holders, and a

Depositary or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Note in the records of such Depositary; and (ii) with respect to any Global Note the Depositary for which is DTC, any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Note, and such Act shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  Notwithstanding anything to the contrary contained in this Section 12.15 or elsewhere in this Indenture, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.03.

(d)                                 If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of the Holders entitled to give, make or take such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA §316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of the Holders generally in connection therewith or the date of the most recent list of the Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.05 and not later than the date such solicitation is completed. If such a record date is fixed, then notwithstanding the second sentence of Section 9.04, any instrument embodying and evidencing such request, demand, authorization, direction, notice, consent, waiver or other Act may be executed before or after such record date, but only the Holders of record at the close of business on such record date (whether or not such Persons were Holders before, or continue to be Holders after, such record date) shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have given, made or taken such request, demand, authorization, direction, notice, consent, waiver or other Act, and (except to the extent otherwise required by the TIA) for that purpose the then outstanding Notes any record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after such record date.

(e)                                  Subject to Section 9.04, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(f)                                   Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g)                                  For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.16.                               Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium on, if any, or interest on, any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.17.                               Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.18.                               Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 12.19.                               No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.20.                               U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

SIGNATURES

Dated as of June 8, 2015

Very truly yours,

ISSUERS

FERRELLGAS, L.P.

		By:	Ferrellgas, Inc., its General Partner

		By:	/s/ Alan C. Heitmann
		Name:	Alan C. Heitmann
		Title:	Executive Vice President, Chief Financial Officer & Treasurer

FERRELLGAS FINANCE CORP.

		By:	/s/ Alan C. Heitmann
		Name:	Alan C. Heitmann
		Title:	Executive Vice President, Chief Financial Officer & Treasurer

GUARANTORS

BLUE RHINO GLOBAL SOURCING, INC.

		By:	/s/ Alan C. Heitmann
		Name:	Alan C. Heitmann
		Title:	Executive Vice President, Chief Financial Officer & Treasurer

SABLE ENVIRONMENTAL, LLC

		By:	/s/ Alan C. Heitmann
		Name:	Alan C. Heitmann
		Title:	Executive Vice President, Chief Financial Officer & Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ William G. Keenan
Name:	William G. Keenan
Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

CUSIP
ISIN

6.75% Senior Notes due 2023

No.	$

FERRELLGAS, L.P.

FERRELLGAS FINANCE CORP.

promises to pay, jointly and severally, to                             or registered assigns,

the principal sum of                            Dollars [or such greater or lesser amount as may be indicated on the attached Schedule of Exchanges of Interests in the Global Note] on June 15, 2023.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

Dated:

FERRELLGAS, L.P.

By:Ferrellgas, Inc., its General Partner

By:
	Name:	Alan C. Heitmann
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

FERRELLGAS FINANCE CORP.

By:
	Name:	Alan C. Heitmann
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

Certificate of Authentication:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Back of Note]

6.75% Senior Notes due 2023

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  Ferrellgas, L.P., a Delaware limited partnership (herein called the “Company”, which term includes any successor Person under the Indenture), and Ferrellgas Finance Corp., a Delaware corporation (herein called “Finance Corp.”, which term includes any successor Person under the Indenture; Finance Corp. and the Company, collectively, the “Issuers”), promise to pay interest on the principal amount of this Note at 6.75% per annum from June 8, 2015 until maturity.  The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2015.  The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Issuers will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their Subsidiaries may act in any such capacity.

(4)                                 INDENTURE.  The Issuers issued the Notes under an Indenture dated as of June 8, 2015 (as amended or supplemented from time to time, the “Indenture”) among the Issuers, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are unsecured obligations of the Issuers.

(5)                                 OPTIONAL REDEMPTION.

Prior to June 15, 2018 the Issuers may, at their option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture in an amount not in excess of the Net Proceeds of one or more Equity Offerings at a redemption price of 106.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)                                 at least 65% of the original principal amount of the Notes issued on the Issue Date and on any date on which any Additional Notes are originally issued remains outstanding after each such redemption; and

(2)                                 the redemption occurs within 180 days after the closing of the related Equity Offering.

On and after June 15, 2019, the Issuers may redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount) listed in the table below, plus accrued and unpaid interest on the Notes to the applicable redemption date, if redeemed during the twelve months beginning on June 15 of the years indicated below:

Year	Percentage
2019	103.375%
2020	101.688%
2021 and thereafter	100.000%

At any time prior to June 15, 2019, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined below) as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” with respect to any Notes to be redeemed, means an amount equal to the greater of:

(1)                                 1.0% of the principal amount of such Notes; and

(2)                                 the excess, if any, of:

(A)                               the present value at such redemption date of (i) the redemption price of such Note at June 15, 2019 (such redemption price being set forth in the table appearing above under the caption “Optional redemption”) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through June 15, 2019, in each case computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(B)                               the principal amount of such Note.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2019; provided, however, that if the period from the redemption date to June 15, 2019 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

The notice of redemption with respect to the foregoing redemption in this clause (5) need not set forth the Applicable Premium but only the manner of calculation thereof.  The Company will notify the Trustee of the

Applicable Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

The Issuers may redeem all (but not a portion of) the Notes when permitted by, and pursuant to the conditions in, Section 4.14(e) of the Indenture in connection with any Change of Control Offer.

(6)                                 MANDATORY REDEMPTION.

Except as set forth in the three immediately following paragraphs of this clause (6), the Issuers will not be required to make mandatory redemption payments with respect to the Notes.

In the event that (i) the Bridger Logistics Acquisition does not take place on or prior to October 1, 2015 (the “Outside Date”) or (ii) at any time prior to the Outside Date, the Bridger Logistics Acquisition Agreement is terminated (any such event being a “Special Mandatory Redemption Event”), the Issuers will redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to 100.00% of the initial issue price of the Notes plus accrued and unpaid interest from the Issue Date to, but not including, the redemption date (the “Special Mandatory Redemption Price”).

Notice of the occurrence of a Special Mandatory Redemption Event and that a Special Mandatory Redemption is to occur (the “Special Mandatory Redemption Notice”) shall be delivered to the Trustee and mailed by first class mail to each Holder’s registered address and, in addition, electronically delivered according to the procedures of DTC, within five Business Days after the Special Mandatory Redemption Event. At the Issuers’ written request, the Trustee shall give the Special Mandatory Redemption Notice in the Issuers’ names and at their expense. On such date specified in the Special Mandatory Redemption Notice as shall be no more than five Business Days (or such other minimum period not to exceed 30 days as may be required by DTC) after mailing the Special Mandatory Redemption Notice, the Special Mandatory Redemption shall occur (the date of such redemption, the “Special Mandatory Redemption Date”).

If funds sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date are deposited with a paying agent or the Trustee on or before such Special Mandatory Redemption Date, then on and after such Special Mandatory Redemption Date, the Notes shall cease to bear interest and, other than the right to receive the Special Mandatory Redemption Price, all rights under such Notes shall terminate.

(7)                                 REPURCHASE AT OPTION OF HOLDER.

(a)                                 If there is a Change of Control, the Issuers will be required to make an offer (a “Change of Control Offer”) to repurchase, in cash, all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 If the Company or any of its Restricted Subsidiary consummates any Asset Sales, within 15 days of each date on which the aggregate amount of Excess Proceeds exceeds $20 million, the Issuers will commence an offer to all Holders of Notes and all holders of other Indebtedness that are pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for purchase, in accordance with the procedures set forth in the Indenture.  To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or any Restricted Subsidiary may use such deficiency for general business purposes.  If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu

Indebtedness to be purchased on a pro rata basis in proportion to the aggregate principal amount of the Notes and such other pari passu Indebtedness tendered in accordance with the procedures for selection set forth in the Indenture.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

(8)                                 NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a covenant defeasance or defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or 11 thereof.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, consents obtained in connection with a tender offer or exchange offer for Notes).  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; provide for uncertificated Notes in addition to or in place of certificated Notes; provide for the assumption of the obligations of an Issuer or Guarantor to Holders in the case of a merger or consolidation or sale of all or substantially all of an Issuer’s or a Guarantor’s properties or assets, as applicable; make any change that could provide any additional rights or benefits to the Holders that does not adversely affect the legal rights under the Indenture of any such holder in any material respect; comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; to provide security for or add Guarantees with respect to the Notes or release a Guarantor from its Note Guarantee and terminate such Note Guarantee; provided, however, that the release and termination is in accord with the applicable provisions of the Indenture; secure the Notes or Note Guarantees; add to the covenants of the Issuers or a Restricted Subsidiary for the benefit of the Holders or surrender any right or power conferred upon the Issuers or a Restricted Subsidiary; make any change that does not adversely affect the rights of any Holder in any material respect; evidence or provide for the succession of a successor Trustee; to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” in the offering memorandum of the Company dated June 2, 2015 pursuant to which the Notes were offered to the Holders, as set forth in an officers’ certificate; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or to provide for the reorganization of the Company as any other form of entity in accordance with Section 5.01(c) of the Indenture.

(12)                          DEFAULTS AND REMEDIES.  Events of Default include:  (i) default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable, upon stated maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise; (ii) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; (iii) failure of the Issuers to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture, other than a default specified in either (i) or (ii) above, and the default continues for a period of 45 days  (or, solely in the case of a default under Section 4.03 of the Indenture, 180 days) after written notice of the default requiring the Issuers to remedy the same has been given to the Company by the Trustee or to the Issuers and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (iv) default or defaults under certain other agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company has outstanding Indebtedness in excess of $50 million if the default (x) is caused by a failure to pay principal of or premium, if any, or interest on to such Indebtedness within the applicable grace period, if any, provided with respect to such Indebtedness or (y) results in the acceleration of such Indebtedness prior to its stated maturity (subject to a cure and waiver period as described in the Indenture); (v) certain final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall have been rendered against the Company, any Restricted Subsidiary or the General Partner provided such judgment or judgments requires or require the payment of money in excess of $50 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment or in the event of a stay, within 30 days after the stay expires; (vi) specified events of bankruptcy, insolvency, or reorganization with respect to the Issuers or any of their Significant Subsidiaries as more fully set forth in the Indenture; or (vii) any Note Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements of the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms (in a manner having legal effect) its obligations under the Indenture or its Note Guarantee.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the applicable series of Notes then outstanding Notes may declare all the Notes of that series to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, Finance Corp. or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of a series of then outstanding Notes may direct the Trustee of that series of Notes in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of a series of Notes then outstanding by notice to the Trustee for those Notes may on behalf of all Holders of Notes of that series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required to deliver to the Trustee, forthwith upon any Officer of the Issuers becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto within 10 Business Days after such Officer becomes aware of the occurrence and continuation of such Default or Event of Default unless such Default or Event of Default has been cured before the end of such 10 Business Day period.

(13)                          TRUSTEE DEALINGS WITH ISSUERS.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14)                          NO RECOURSE AGAINST OTHERS.  None of the General Partner, Ferrellgas Partners or any partner, director, officer, employee, incorporator, member, manager, unitholder or stockholder or other holder of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any of the Issuers or Guarantors obligations under the Notes or the Indenture or any claim based on, in respect of, or by reason of, these obligations.  Each Holder, by accepting a Note, waives and releases all such liability.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(15)                          NON-RECOURSE.  The obligations of the Issuers and the Note Guarantors under the Indenture are non-recourse to Ferrellgas Partners and its Affiliates, other than the Issuers and the Guarantors, and are payable only out of the cash flow and assets of the Issuers and the Guarantors. The Trustee agrees, and each Holder of a Note, by accepting a Note, agrees in this Indenture that Ferrellgas Partners and its other Affiliates will not be liable for any of the Issuers’ or the Guarantors’ obligations under the Indenture, the Notes or the Note Guarantees.

(16)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)                          ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement) will have all the rights set forth in the Registration Rights Agreement dated as of June 8, 2015, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Transfer Restricted Securities (as defined in the Registration Rights Agreement with respect to such Additional Notes) will have the rights set forth in one or more registration rights agreements, if any, among the Issuers and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(19)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(20)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Ferrellgas, L.P.

7500 College Boulevard

Suite 1000

Overland Park, Kansas 66210

Attention:  Investor Relations

(913) 661-1537

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐Section 4.10                 ☐Section 4.14

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Ferrellgas, L.P.

7500 College Boulevard

Suite 1000

Overland Park, Kansas 66210

Attention:  Investor Relations

U.S. Bank National Association

Global Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY 10005

Re:  6.75% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of June 8, 2015 (the “Indenture”), among Ferrellgas, L.P. and Ferrellgas Finance Corp. (together, the “Issuers”), as Issuers, the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                   in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on

Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.    ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐   such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)                                 ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United

States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐   a beneficial interest in the:

(i)                                     ☐   144A Global Note (CUSIP                                ), or

(ii)                                  ☐   Regulation S Global Note (CUSIP       ), or

(iii)                               ☐    IAI Global Note (CUSIP                   ); or

(b)  ☐   a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐   a beneficial interest in the:

(i)                                     ☐   144A Global Note (CUSIP              ), or

(ii)                                  ☐   Regulation S Global Note (CUSIP                ), or

(iii)                               ☐   IAI Global Note (CUSIP                   ); or

(iv)                              ☐   Unrestricted Global Note (CUSIP                   ); or

(b)  ☐  a Restricted Definitive Note; or

(c)  ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Ferrellgas, L.P.

7500 College Boulevard

Suite 1000

Overland Park, Kansas  66210

Attention:  Investor Relations

U.S. Bank National Association

Global Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY  10005

Re:  6.75% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of June 8, 2015 (the “Indenture”), among Ferrellgas, L.P. and Ferrellgas Finance Corp. (together, the “Issuers”), as Issuers, the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                           , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                        Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note,  ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Ferrellgas, L.P.

7500 College Boulevard

Suite 1000

Overland Park, Kansas  66210

Attention:  Investor Relations

U.S. Bank National Association

Corporate Trust Services

100 Wall Street, Suite 1600

New York, NY  10005

Re:  6.75% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of June 8, 2015 (the “Indenture”), among Ferrellgas, L.P. and Ferrellgas Finance Corp. (together, the “Issuers”), as Issuers, the Guarantors and U.S. Bank National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                      aggregate principal amount of:

(a)  ☐  a beneficial interest in a Global Note, or

(b)  ☐  a Definitive Note,

we confirm that:

1.                                      We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                      We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.                                      We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information

D-1

as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                      We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.                                      We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                         , among                             (the “Guaranteeing Subsidiary”), a subsidiary of Ferrellgas, L.P., a Delaware limited liability partnership (the “Company”), the Company, Ferrellgas Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 8, 2015 providing for the issuance of 6.75% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      CAPITALIZED TERMS.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 10 thereof.

3.                                      NO RECOURSE AGAINST OTHERS.  None of the General Partner, Ferrellgas Partners or any partner, director, officer, employee, incorporator, member, manager, unitholder or stockholder or other holder of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any of the Issuers or Guarantors obligations under the Notes or the Indenture or any claim based on, in respect of, or by reason of, these obligations.  Each Holder, by accepting a Note, waives and releases all such liability.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

4.                                      THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.                                      EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                      THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

FERRELLGAS, L.P.

By: Ferrellgas, Inc., its General Partner

By:
Name:
Title:

FERRELLGAS FINANCE CORP.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: